UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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Silicon Laboratories Inc.

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SILICON LABS PROXY STATEMENT 2020

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders

Tuesday, April 22, 2021

Smart Buildings
Connected Infrastructure
Secure Solutions
Intelligent Networking
Innovative Applications
AI / Machine Learning

LETTER TO THE STOCKHOLDERS

Austin, Texas March 10, 2021

To the Stockholders of Silicon Laboratories Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Laboratories Inc., a Delaware corporation, to be held on April 22, 2021, at 9:00 a.m. Central Time in a virtual meeting format only, via the Internet, with no physical in-person meeting, for the purposes described in the Proxy Statement. To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/SLAB. In order to attend, you must register in advance at www.proxydocs.com/SLAB prior to the deadline of April 20, 2021 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. You will not be able to attend the Annual Meeting in person. During the Annual Meeting, you may submit questions via the question box provided on the virtual meeting website and we will respond to as many inquiries as time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Our Investor Relations team will follow up with individual stockholders to answer appropriate questions received during the Annual Meeting that were not answered due to time constraints. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

The 2021 Annual Meeting will focus on the items of business listed in the Notice of Annual Meeting of Stockholders and Proxy Statement that follows. We are sending this Proxy Statement to our stockholders on or about March 10, 2021. During the Annual Meeting we will also present a report on Silicon Labs’ performance and operations during 2020.

Whether or not you plan to attend the meeting, your vote is important. Instructions regarding the various methods of voting are contained in the Proxy, including voting by toll-free telephone number or the Internet. If you request and receive a paper copy of the Proxy by mail, you may still vote your shares by fully completing and returning the Proxy. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

G. Tyson Tuttle

President, Chief Executive Officer and Director

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Silicon Laboratories Inc.

Notice of Annual Meeting of Stockholders

Time	9:00 a.m., Central Time on Thursday, April 22, 2021

Place	Virtually at www.proxydocs.com/SLAB. In order to attend, you must register in advance at www.proxydocs.com/SLAB prior to the deadline of April 20, 2021 at 5:00 p.m. (Eastern Time).

Items of Business

1.  To elect three Class II directors to serve on the Board of Directors until our 2024 annual meeting of stockholders, or until a successor is duly elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022;

3.  To vote on an advisory (non-binding) resolution to approve executive compensation;

4.  To approve amendments to the 2009 Stock Incentive Plan;

5.  To approve amendments to the 2009 Employee Stock Purchase Plan; and

6.  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Voting

We have furnished proxy materials over the Internet where you may read, print and download our Annual Report and Proxy Statement at the investor relations section of our website address, http://www.silabs.com. On or about March 10, 2021, we mailed to our stockholders a notice containing instructions on how to vote and how to access our 2021 Proxy Statement and 2020 Annual Report. The notice also provides instructions on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the Annual Report and Proxy Statement on the Internet.

Who Can Vote

Only stockholders of record at the close of business on February 26, 2021 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE YOUR SHARES BY TELEPHONE, BY INTERNET, OR BY COMPLETING, SIGNING, DATING, AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE.

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PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to stockholders on or about March 10, 2021. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.

2021 Annual Meeting of Stockholders

Date and Time	Location	Record Date

Thursday, April 22, 2021 9:00 a.m., Central Time	Virtually at www.proxydocs.com/SLAB	February 26, 2021

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2021 Annual Meeting of Stockholders to be held on April 22, 2021 (the “Annual Meeting”) and the Board’s voting recommendations with respect to each proposal.

Proposals	Board Recommendation	Page Reference

1. Election of Directors	FOR each nominee	3

2. Ratification of Appointment of Independent Public Accounting Firm	FOR	14

3. Advisory Vote on Executive Compensation	FOR	16

4. Proposal to Approve Amendments to the 2009 Stock Incentive Plan	FOR	17

5. Proposal to Approve Amendments to the 2009 Employee Stock Purchase Plan	FOR	29

Director Nominees

	Age	Director Since	Independent	Committee Membership
G. Tyson Tuttle	53	2012

Sumit Sadana	52	2015	✓	• Compensation (Member)

Gregg Lowe	58	2017	✓	• Compensation (Chair) • Finance (Member)

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Business Highlights

Fiscal 2020 Revenue $887M Increased about $49 million, or 5.9% from 2019, with growth in IoT and Infrastructure and Automotive.	Gross Margins 59.5% Gross margins down from 60.9% in 2019.

Cash Flows from Operations

$136M

The company ended the year with approximately $730 million in cash, cash equivalents and investments, and is well-positioned to execute on its capital deployment strategy.

Capital Deployment

$638M

In 2020, the company deployed $305 million relating to the early retirement of its 2022 convertible notes, repurchased $16 million of its shares, and completed a $317 million strategic acquisition.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Committed to Environmental Sustainability, Operational Excellence, People and Communities

Silicon Labs is striving to create a smarter and more connected world. Our products, people and purpose help us address some of the world’s biggest challenges. As a global corporate citizen, we are committed to environmental sustainability, operational excellence, and support for people and communities around the world. Learn more by reading our Corporate Sustainability Report which can be found at https://www.silabs.com/about-us/corporate-responsibility.

Environmental Sustainability

Silicon Labs lessens the environmental footprint of our operations through the following actions that impact technology, processes, and people:

•	Purchase electricity from renewable sources

•	Install energy-friendly products, such as automatic LED lighting, low-flow water equipment and chilled-water AC systems

•	Perform real-time monitoring of electricity usage, recycling bins, reusable drinkware, and battery and electronic disposal bins

•	Reduce travel-related environmental impacts by offering incentives and facilities for mass transit, carpools, electric vehicles, walking and cycling

•	Global adoption of teleconferencing solutions in all sites to reduce unnecessary air travel

Silicon Labs solutions help customers develop smart, secure, sustainable applications, including:

•	Smart metering systems to conserve electricity, gas, and water – over 45 billion liters of water is lost every day from leaks. Smart water meters can help mitigate up to 90% of that loss.

•	Smart thermostats to reduce energy consumption in homes and buildings

•	Safe, fast-charging electric vehicles – our products are in more than one million EV/HEV cars

•	Solar inverters that transfer power from solar panels to the grid, boosting energy capacity by 6.8 MW in 13.8 million solar inverters

•	Lighting controls for energy-efficient, LED lighting systems

•	Battery management systems that extend battery life and reduce landfill waste

•	Low-power trackers to monitor wildlife and poaching in remote locations

Sustainability Achievements:

•	We adopted renewable energy sources. Our total energy usage at our Austin headquarters decreased 2 percent from 2018 to 2019 and our GHG emissions decreased 22 percent

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

•	Achieved a 61 percent landfill diversion rate in Austin headquarters by providing more recycling options, educating employees on recyclable materials, and donating reusable items to local nonprofits

•	Named Platinum Austin Green Business Leader, Samsung Eco-Partner, Sony Green Partner and WasteSMART Award winners for our efforts and achievements in sustainability

Operational Excellence

As a fabless semiconductor company, we demand high standards, including business integrity, and respect for human rights and the environment from our suppliers around the world. We strive to ensure that working conditions are safe, workers are treated with respect and dignity, and global manufacturing processes are environmentally and socially responsible by:

•	Adopting and requiring our suppliers to support the Responsible Business Alliance® (RBA®) Code of Conduct (formerly known as EICC Code of Conduct)

•	Prioritizing qualified suppliers who are socially and environmentally progressive

•

Demanding excellence in our quality and environmental performance, as demonstrated through our extensive product and process qualification commitments, including ISO 9001 Quality Management System and ISO 14001 Environmental Management System

Silicon Labs is committed to a conflict-free supply chain. No known conflict minerals, including cobalt, in our products directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries.

Overall, to deliver the highest standard of product quality and meet all environmental regulations and requirements, Silicon Labs maintains a close relationship with our supply chain.

People

We hire the most innovative talent in the world to solve the industry’s toughest problems. We are an equal opportunity employer who values diversity. We take pride in our people, and that’s one of the many reasons we continue to be awarded Most Respected Public Semiconductor Company and a certified Great Place to Work.

Silicon Labs is an equal opportunity employer who values diversity. Specifically, we:

•	Advocate for policies that support human rights, racial justice, and equality in the communities in which we live and work

•	Do not discriminate on the basis of race, religion, color, national origin, gender, sexual orientation, age, marital status, veteran status or disability status

•	Amended our Corporate Governance Policy to require women and minority Board candidates

•	Included diversity and inclusion metrics in the calculation of senior management bonuses

•	Are a multi-national and multi-ethnic workforce, with sites and employees in more than a dozen countries

•	Committed to fostering a safe and inclusive workplace, and reflect these principles in our employee training and policies

•	Support our employees with programs such as Women@Silabs, Employee Resource Groups, mentorship circles and sponsorship of women and minority leadership initiatives

•	Actively promote diversity in our recruitment, development and promotion practices

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

•	Provide financial and volunteer support for women, LGBTQ+ and minority youth in STEM initiatives

•

Offer medical, dental, and vision insurance plans to fit the needs of employees and their families, employees participate in fitness activities and challenges and employees have access to broad benefit packages including profit sharing, retirement, short and long-term disability insurance coverage and life insurance plans

Community Commitment

Silicon Labs’ philanthropy program provides financial, volunteer and in-kind support to promote the advancement of science, technology, engineering and math (STEM) in education and improve quality of life in communities where we operate. Silicon Labs donates more than 1% of its annual profits to charitable organizations. Our programs include:

•	A corporate match program for employee donations to qualified nonprofit organizations

•	Three workdays (24 hours) of paid time off per year for employees to volunteer in their communities

•	Financial grants to organizations offering STEM education programs for at-risk students

•	Community service projects in our communities globally and donate to relief efforts when disasters occur

•	Funds to our global sites for grants supporting critical causes locally

•	Company-wide volunteer and giving campaign, the Global Month of Service, annually

•	Employee philanthropy and community board service program to encourage leadership development and service

Board Oversight of Sustainability and Corporate Responsibility

Environmental, Social, and Corporate Governance (ESG) efforts at Silicon Labs are led by the ESG Steering Committee, which is comprised of employees. The Committee has executive sponsorship from the Chief Financial Officer, Chief Legal Officer, Chief Marketing Officer and Chief People Officer. On a quarterly basis, senior management report on key ESG activities to the Board’s Nominating and Governance Committee. As appropriate, the Compensation Committee and the Board include ESG measures, such as diversity and inclusion goals, as components in the compensation of senior management.

More information about Corporate Responsibility and Sustainability at Silicon Labs can be found at https://www.silabs.com/about-us/corporate-responsibility. A full Corporate Sustainability Report can be found in the Corporate Responsibility and Sustainability section of the company’s website at www.silabs.com.

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PROXY STATEMENT

Matters to be Considered at Annual Meeting

Silicon Laboratories Inc. Proxy Statement

Annual Meeting of Stockholders to be held on April 22, 2021

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Silicon Laboratories Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 22, 2021 at 9:00 a.m. Central Time and which will be conducted virtually via a live webcast at www.proxydocs.com/SLAB, or at any adjournment thereof. On or about March 10, 2021 we mailed to our stockholders a notice containing instructions on how to vote and how to access our 2021 Proxy Statement and 2020 Annual Report.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On February 26, 2021, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 44,220,812 shares of our common stock were outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 26, 2021. The presence, or representation by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at the Annual Meeting or at any adjournment thereof. Stockholders may not cumulate votes in the election of directors. The affirmative vote of a majority of the votes cast (including votes cast by proxy) at the Annual Meeting with respect to each director’s election is necessary for the election of such director. The affirmative vote of a majority of our shares present or represented by proxy at the Annual Meeting and entitled to vote will be required to approve Proposals Two, Three, Four and Five. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business but will not be counted for purposes of determining whether each proposal has been approved.

Proxies

If the enclosed form of Proxy is properly signed and returned or you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not otherwise specify how the shares represented thereby are to be voted, the Proxy will be voted (i) FOR the election of the directors proposed by the Board of Directors, (ii) FOR the approval of the selection of Ernst & Young LLP as our independent registered public accounting firm, (iii) FOR the approval of an advisory resolution to approve executive compensation, (iv) FOR the amendments to the 2009 Stock Incentive Plan and (v) FOR the amendments to the 2009 Employee Stock Purchase Plan. You may revoke or change your Proxy at any time before the Annual Meeting by filing either a notice of revocation or another signed Proxy with a later date with our Corporate Secretary at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701. You may also revoke your Proxy by attending the Annual Meeting and voting during the meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation

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PROXY STATEMENT

materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail and the Internet may be supplemented by a solicitation by telephone or other means by directors, officers, or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit Proxies other than by mail and the Internet.

Deadline for Receipt of Future Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2021 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices at 400 West Cesar Chavez, Austin, Texas 78701, addressed to our Corporate Secretary, not later than November 1, 2021. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and the procedures set forth in our bylaws. Pursuant to our bylaws, stockholder proposals received after November 1, 2021 will be considered untimely. Unless we receive notice in the manner specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2022 annual meeting of stockholders.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

General

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with staggered three-year terms. The term of office of the Class II Directors, G. Tyson Tuttle, Sumit Sadana and Gregg Lowe will expire at this Annual Meeting. Messrs. Tuttle, Sadana and Lowe have been nominated to continue as Class II Directors. The directors elected as Class II Directors at the Annual Meeting will each serve for a term of three years expiring at the 2024 annual meeting of stockholders, or until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the Proxies will be voted for any nominees who may be designated by our present Board of Directors to fill the vacancies. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

Nominees for Class II Directors with a Term Expiring in 2024 (ages as of Annual Meeting date)

G. Tyson Tuttle, 53

Mr. Tuttle has served as a Director and our Chief Executive Officer since April 2012 and has also served as our President since February 2016. Mr. Tuttle served as our Chief Operating Officer and Senior Vice President from May 2011 to April 2012. From January 2010 to May 2011, Mr. Tuttle served as our Chief Technical Officer. From May 2005 to December 2009, he was our Vice President and General Manager of Broadcast products including the audio and video product families. Mr. Tuttle joined Silicon Labs in 1997 as a senior design engineer. From 1999 to 2005, Mr. Tuttle served in a variety of product management, marketing and business leadership positions. Previously, Mr. Tuttle held senior design engineering positions at Crystal Semiconductor/Cirrus Logic and Broadcom Corporation where he focused on high-speed mixed-signal circuit design for mass storage and Ethernet applications. Mr. Tuttle holds an M.S. in Electrical Engineering from UCLA and a B.S. in Electrical Engineering from Johns Hopkins University. Mr. Tuttle has been granted over 70 patents covering many fundamental semiconductor inventions including key aspects of wireless communications. Mr. Tuttle serves on the boards of the Global Semiconductor Alliance (GSA), Semiconductor Industry Association (SIA) and the Dallas Federal Reserve Bank. Mr. Tuttle’s intimate knowledge of our company and our industry and his service as our Chief Executive Officer qualify him to serve as a member of our Board of Directors.

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Sumit Sadana, 52

Mr. Sadana has served as a Director of Silicon Labs since April 2015. Since June 2017, Mr. Sadana has served as Executive Vice President and Chief Business Officer of Micron Technology, Inc. Prior to this role, Mr. Sadana was the President of Sunrise Capital Management, LLC a technology, M&A and financial consulting/advisory firm from June 2016 to May 2017. Prior to this role, Mr. Sadana served as Executive Vice President and Chief Strategy Officer of SanDisk, a provider of flash-based storage solutions, since September 2012 and also as its General Manager of Enterprise Solutions since April 2015. Mr. Sadana previously served as SanDisk’s Senior Vice President and Chief Strategy Officer from April 2010 to September 2012. Prior to 2010, Mr. Sadana held numerous positions at Freescale Semiconductor and IBM, spanning hardware and software development, operations, strategic planning, business development and general management responsibilities. Mr. Sadana has a B.Tech. in Electrical Engineering from the Indian Institute of Technology (IIT), Kharagpur (India) and an M.S. in Electrical Engineering from Stanford University. Mr. Sadana’s combination of independence and his experience, including experience in the semiconductor industry, qualifies him to serve as a member of our Board of Directors.

Gregg Lowe, 58

Mr. Lowe has served as a Director of Silicon Labs since April 2017. Mr. Lowe is currently President and Chief Executive Officer of Cree, an innovator of lighting-class LEDs, lighting products and Wolfspeed™ power and radio frequency (RF) semiconductors. From June 2012 through 2015, Mr. Lowe served as President and CEO for Freescale Semiconductor. Mr. Lowe previously served as senior vice president and manager of the Analog business at Texas Instruments (TI). Mr. Lowe joined TI’s field sales organization in 1984, with responsibility for growing the company’s business with automobile manufacturers. In 1990, he moved to Germany eventually leading the European automotive sales force, managing teams and customer relationships in France, Germany, Italy, England and Spain. In 1994, Mr. Lowe returned to the U.S. to manage the marketing organization of TI’s microcontroller business and was later promoted to the business General Manager. Later, he led the Application Specific Integrated Circuit organization, overseeing a worldwide team with design centers and customers on each continent. Mr. Lowe earned a Bachelor of Science degree in electrical engineering in 1984 from Rose-Hulman Institute of Technology in Terre Haute, Indiana. He later received the university’s Career Achievement Award to recognize his accomplishments in the community and within the semiconductor industry. He graduated from the Stanford Executive Program at Stanford University. Mr. Lowe currently serves on the boards of Cree, The Rock & Roll Hall of Fame in Cleveland, Ohio and St. Edward’s High School in Lakewood, Ohio. Mr. Lowe’s combination of independence and his experience, including experience in the semiconductor industry, qualifies him to serve as a member of our Board of Directors.

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Other Directors

Set forth below is information concerning our other Directors whose term of office continues after this Annual Meeting.

Continuing Class III Directors with a Term Expiring in 2022 (ages as of Annual Meeting date)

William G. Bock, 70

Mr. Bock served as our President from June 2013 to February 2016. He served as Interim Chief Financial Officer and Senior Vice President from February 2013 until June 2013. He had previously served as Senior Vice President of Finance and Administration from July 2011 to December 2011 and as Chief Financial Officer from November 2006 to July 2011. He joined Silicon Labs as a Director in March 2000 and served as Chairman of the Audit Committee until November 2006 when he stepped down from the Board of Directors to assume the Chief Financial Officer role. Mr. Bock rejoined Silicon Labs’ Board of Directors in July of 2011. From 2001 to 2006, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures. Before his venture career, Mr. Bock held senior executive positions with three venture-backed companies, Dazel Corporation, Tivoli Systems and Convex Computer Corporation. Mr. Bock began his career with Texas Instruments. Mr. Bock currently serves as Chairman of the Board of SailPoint Technologies Holding Inc. (NYSE: SAIL) and as Chairman of the Board of SolarWinds Corporation (NYSE: SWI). Mr. Bock also currently serves on the Board of Tasktop, a private technology company. Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University. Mr. Bock’s extensive financial and executive experience and his in-depth knowledge of Silicon Labs qualify him to serve as a member of our Board of Directors.

Jack R. Lazar, 55

Mr. Lazar has served as a Director since April 2013. Since March 2016, Mr. Lazar has been an independent business consultant. From January 2014 to March 2016, Mr. Lazar served as the Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business consultant. From May 2011 to January 2013, Mr. Lazar was employed by Qualcomm and served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc., a provider of communications semiconductor solutions, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar has served on the board of directors of Resideo Technologies, Inc. (NYSE: REZI), a provider of comfort with security solutions, since October 2018 and Casper Sleep, Inc. (NYSE: CSPR), a provider of sleep-centric products, since April 2019 and Box, Inc. (NYSE: BOX), a provider of cloud content management solutions, since March 2020. Mr. Lazar served on the board of directors of Quantenna Communications, a semiconductor solutions company, from July 2016 through June 2019 and Mellanox Technologies, a semiconductor solutions company, from June 2018 through April 2020. Since July 2016 and from October 2013 until its sale to Adobe in December 2016, he served on the board of directors of TubeMogul, Inc., an enterprise software company for digital branding. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University. Mr. Lazar’s combination of independence and his experience, including past experience as an executive officer, qualifies him to serve as a member of our Board of Directors.

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Christy Wyatt, 49

Ms. Wyatt has served as a Director of Silicon Labs since January 2019. She has been the President and Chief Executive Officer of Absolute Software Corporation, which specializes in self-healing endpoint security technology since November 2018. From August 2016 through November 2018, Ms. Wyatt served as President and Chief Executive Officer of Dtex Systems, a leading user behavior intelligence and insider threat detection company and as a board member from August 2016 through May 2019. Ms. Wyatt also served as a director of Centrify, a leading privileged access management technology company, from February 2016 through August 2018. Previously, Ms. Wyatt served as Chairman, Chief Executive Officer and President of Good Technology Corporation from January 2013 to October 2015 when it was acquired by BlackBerry. Ms. Wyatt has held leadership positions at various high-tech and enterprise companies including Citigroup, Motorola Mobility, Apple and Palm. She was named a “Top 50 Women Entrepreneur in America” by Inc. Magazine, “CEO of the Year” by Information Security Global Excellence Awards and a “Most Influential Women in Wireless” by Fierce Wireless. She is also a board member of Absolute Software Corporation (OTCMKTS: ALSWF) and Quotient Technology, Inc. (NYSE: QUOT). Ms. Wyatt’s combination of independence and her experience, including experience as an executive officer of technology companies, qualifies her to serve as a member of our Board of Directors.

Continuing Class I Directors with a Term Expiring in 2023 (ages as of Annual Meeting date)

Navdeep S. Sooch, 58

Mr. Sooch co-founded Silicon Labs in August 1996 and has served as Chairman of the Board since our inception. From October 2011 to April 2018, he served as the CEO of Ketra, Inc., a private company in the field of solid state lighting. Mr. Sooch served as our Chief Executive Officer from August 1996 to December 2003 and as interim Chief Executive Officer from April 2005 to September 2005. From March 1985 until founding Silicon Labs, Mr. Sooch held various positions at Crystal Semiconductor/Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice President of Engineering. From May 1982 to March 1985, Mr. Sooch was a Design Engineer with AT&T Bell Labs. Mr. Sooch holds a B.S. in Electrical Engineering from the University of Michigan, Dearborn and an M.S. in Electrical Engineering from Stanford University. Mr. Sooch’s prior experience as our Chief Executive Officer as well as his experience as an executive and a semiconductor designer provides him with extensive insight into our industry and our operations and qualifies him to serve as Chairman of our Board of Directors.

William P. Wood, 65

Mr. Wood has served as a Director of Silicon Labs since March 1997 and as Lead Director since December 2005. Since 2018, Mr. Wood has invested through his family office in early-stage technology companies. Since 2003, Mr. Wood has also served as a general partner of various funds associated with Silverton Partners, a venture capital firm. From 1984 to 2003, Mr. Wood served as a general partner and a special limited partner of various funds associated with Austin Ventures, a venture capital firm. Mr. Wood holds a B.A. from Brown University and an M.B.A. from Harvard University. Mr. Wood’s combination of independence and his experience, including experience as an investor in numerous semiconductor and technology companies, qualifies him to serve as a member of our Board of Directors.

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Nina Richardson, 62

Ms. Richardson has served as a Director of Silicon Labs since January 2016. Ms. Richardson is currently a Managing Director of Three Rivers Energy, an energy services company she co-founded in 2004. From February 2013 through February 2015, Ms. Richardson served as the Chief Operating Officer at GoPro. Previously, Ms. Richardson was an operations and management consultant for a diverse group of companies including Tesla Motors, Solaria and TouchTunes Interactive Networks. Ms. Richardson also held a variety of executive positions at Flextronics, including vice president of strategic accounts. Ms. Richardson’s early career included positions at Hughes Aircraft Ground Systems Group and Metcal. Ms. Richardson is a board member of Resideo Technologies, Inc. (NYSE: REZI), a provider of comfort with security solutions; Eargo, Inc. (NASDAQ: EAR), a hearing device provider; Cohu, Inc. (NASDAQ: COHU), a global provider of back-end semiconductor equipment and services; Willow Innovations, Exploramed NC8 and Exploramed V, privately held companies in biomedical solutions; Mythic, a privately held edge computing analog device company; and Tonal Systems Inc., a privately held company that provides an online fitness program and equipment. Ms. Richardson served on the board of SGI ((formerly traded under NASDAQ: SGI) until its acquisition by Hewlett-Packard, and Callidus Cloud (formerly traded under NASDAQ: CALD), until its sale to SAP and Zayo Group Holdings, Inc. (NYSE: ZAYO). She holds a B.S. in Industrial Engineering from Purdue University and an Executive MBA from Pepperdine University. Ms. Richardson’s combination of independence and her experience, including past experience as an executive officer, qualifies her to serve as a member of our Board of Directors.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Board Leadership/Independence

The Board of Directors separates the role of Chairman of the Board from the role of Chief Executive Officer. The Board of Directors has also designated Mr. Wood as the Lead Director. The Lead Director’s duties include presiding over executive sessions of the Company’s independent directors and serving as principal liaison between the non-employee directors, the Chief Executive Officer and the Chairman of the Board on sensitive issues. The Board believes that the appointment of the Lead Director and the separation of the Chairman and Chief Executive Officer roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our Chief Executive Officer, Chairman of the Board and Lead Director facilitates the active participation of our independent directors and enables our Board of Directors to provide more effective oversight of management. The Board of Directors has determined that Messrs. Bock, Lazar, Lowe, Sadana, Sooch and Wood and Mses. Richardson and Wyatt are each independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. Independent directors met in executive session without the Chief Executive Officer and other non-independent directors present on five occasions during fiscal 2020.

Any member of our Board of Directors may resign at any time by delivering written notice to the Company. When a director resigns, a majority of the directors remaining in office shall have the power to fill the vacancy on the Board of Directors and the director so elected shall hold office for the unexpired portion of the term of the resigned director.

Committees and Meetings

During fiscal 2020, our Board of Directors held a total of sixteen meetings. Our Board of Directors has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and a Finance Committee. During fiscal 2020, each incumbent director attended or participated in at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings held by all committees of the Board of Directors on which such director served.

Audit Committee. The Audit Committee is responsible for matters relating to the selection of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm, compliance with our accounting and financial policies, and management’s procedures and policies relative to the adequacy of our internal accounting controls. The Committee also reviews the Company’s policies and practices with respect to risk management including cyber security risks. The members of the Audit Committee are Messrs. Lazar and Wood and Ms. Wyatt. Mr. Lazar serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Lazar is qualified as an audit committee financial expert pursuant to Item 407 of Regulation S-K and as a financially sophisticated audit committee member under Rule 5605(c)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market, Inc. The Board of Directors has also determined that each of the members of the Audit Committee is independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee held five meetings during fiscal 2020.

Compensation Committee. The Compensation Committee reviews and approves all compensation to be provided to our executive officers and makes recommendations to the Board of Directors regarding our compensation of directors. In addition, the Compensation Committee has authority to administer our stock incentive and stock purchase plans. The members of the Compensation Committee are Messrs. Lowe and Sadana and Ms. Richardson. Mr. Lowe serves as Chairman of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis. The Compensation Committee held seven meetings during fiscal 2020.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee focuses on issues related to the composition, practices and operations of the Board of Directors. In addition, the Nominating and Corporate Governance Committee has the authority to consider candidates for the Board of Directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The Committee also reviews issues and developments related to corporate governance, environmental and social matters and recommends associated standards to the Board. The members of the Nominating and Corporate Governance Committee are Mr. Wood and Mses. Richardson and Wyatt. Ms. Richardson serves as Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member is independent as defined in the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on our Internet website under the “Investor Relations” page. The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, the Corporate Governance Policy, which is also located on our Internet website under the “Investor Relations” page. Our Internet website address is http://www.silabs.com. The Nominating and Corporate Governance Committee held four meetings during fiscal 2020.

Finance Committee. The Finance Committee reviews and makes recommendations to the Board of Directors regarding the Company’s capital structure, liquidity risk, financial strategies, investment and hedging policies, capital allocation decisions, strategic investments and dispositions, acquisitions and divestitures and similar opportunities for maximizing shareholder value. The members of the Finance Committee are Messrs. Bock, Lazar, Lowe and Sooch. Mr. Bock serves as Chairman of the Finance Committee. The Finance Committee held six meetings during fiscal 2020.

Director Nomination

In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of the NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. The Company’s Corporate Governance Policy (approved by the Board of Directors) provides that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills. The Company does not have any other formal policy with respect to the diversity of our directors. The Nominating and Corporate Governance Committee considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Skills & Expertise
Competencies	Bock	Lazar	Lowe	Richardson	Sadana	Sooch	Tuttle	Wood	Wyatt
Industry Experience	●	●	●	●	●	●	●	●	●
Technology – hardware		●	●		●	●	●
Technology – software	●				●		●	●	●
Public Company Executive Leadership	●	●	●	●	●	●	●		●
Financial Literacy and Capital Allocation and M&A	●	●	●		●			●
Talent and Culture	●		●	●					●
Global Business and Supply Chain			●	●		●
Cyber Security and Risk Management		●						●	●

Background
Gender/Age/Tenure	Bock	Lazar	Lowe	Richardson	Sadana	Sooch	Tuttle	Wood	Wyatt
Gender Identification	Male	Male	Male	Female	Male	Male	Male	Male	Female
Years on the Board	10	8	4	5	6	25	9	24	2
Age	70	55	58	62	52	58	53	65	49

Ethnicity
Asian-Pacific Islander					●	●
White – Caucasian	●	●	●	●			●	●	●

Competencies	Value to Silicon Labs

Industry Experience	Experience in the semiconductor industry provides relevant understanding of our business, strategy, and marketplace dynamics.

Technology — Hardware	Our mixed signal technology is used in a wide variety of products and technologies. Experience in hardware technologies helps us to evaluate product strategies.

Technology — Software	Increasingly, software applications are critical to the success of our business. Experience in software technologies helps us evaluate development, product security, and business models.

Public Company Executive Leadership	Public company executive experience provides important understanding of leadership, governance, drivers or growth and best practices.

Financial Literacy, Capital Allocation and M&A

We are often involved in complex financial transactions and operate in a dynamic M&A environment. Our position as a public company benefits from strong financial oversight and knowledge of financial and accounting principles.

Talent and Culture	The importance of a diverse and engaged global workforce in a highly competitive employment environment benefits from experience and best practice in talent and culture.

Global Business and Supply Chain	With global operations and customers in several countries, global business and supply chain expertise helps us understand opportunities and challenges.

Cyber Security and Risk Management	These competencies are critical in overseeing our enterprise risk program and cyber threats to our product, and the security of our assets and operations.

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PROPOSAL ONE: ELECTION OF DIRECTORS

In identifying potential director candidates, the Nominating and Corporate Governance Committee considers recommendations made by current directors and officers. In addition, the Nominating and Corporate Governance Committee may engage a third-party search firm to identify and recommend potential candidates. Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee must provide written notice not later than November 1, 2021 to the Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701. Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.

In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such recommendation and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend our annual meetings of stockholders if practicable. All of the directors in office at the time of the virtual annual meeting of stockholders held on April 21, 2020 attended such meeting.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Stockholder Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the stockholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants. Our Code of Business Conduct and Ethics is located on our website under the “Investor Relations” page. Our website address is http://www.silabs.com.

Risk Management

Our Board of Directors oversees our management, which is responsible for the day-to-day issues of risk management. Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team, the Chief Information Officer, the Chief Security Officer and the Company’s independent registered public accounting firm. In addition, members of management (including the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer) may also report directly to the Board of Directors on significant risk management issues.

Director Compensation and Indemnification Arrangements

Under the 2009 Stock Incentive Plan, on the date of the 2020 annual meeting of stockholders, the Board of Directors granted each non-employee director a Restricted Stock Unit (“RSU”) award covering a number of shares of the Company’s common stock equal to $180,000 (or $235,000 for the Chairperson of the Board) divided by the average closing price of the Company’s common stock during the 30 trading days ending on the second trading day preceding the grant date; provided that any former employee of the Company must have served as a non-employee director for at least six months in order to receive such award. Accordingly, as Chairman of the Board, Mr. Sooch received a grant of 2,853 RSUs and Messrs. Bock, Lazar, Lowe, Sadana, Wood and Mses. Richardson and Wyatt each received a grant of 2,185 RSUs on the date of the 2020 annual meeting of stockholders. The RSU awards require no purchase price payment and will vest on approximately the first anniversary of the date of grant.

During 2020, we paid our non-employee directors cash compensation consisting of (i) $55,000 per person per year, (ii) an additional $25,000 per year for the Chairman of the Audit Committee, (iii) an additional $9,000 per year for each Audit Committee member (excluding the Chairman), (iv) an additional $25,000 per year for the Chairman of the Compensation Committee, (v) an additional $9,000 per year for each Compensation Committee member (excluding the Chairman), (vi) an additional $10,000 per year for the Chairman of the Nominating and Corporate Governance Committee, (vii) an additional $5,000 per year for each Nominating and Corporate Governance Committee member (excluding the Chairman), (viii) an additional $20,000 per year for the Lead Director (ix) an additional $10,000 per year for the Chairman of the Finance Committee, (x) an additional $5,000 per year for each Finance Committee member (excluding the Chairman) and (xi) an additional $20,000 per year for the Chairman of the Board. Payments under the cash compensation plan are generally paid in equal quarterly installments on the last day of each fiscal quarter.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Cash compensation was pro-rated if the individual served less than the full year in a position.

Our certificate of incorporation limits the personal liability of our directors for breaches by them of their fiduciary duties. Our bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with all of our directors and have purchased directors’ and officers’ liability insurance.

In addition to the above compensation, we also reimburse non-employee directors for all reasonable out-of-pocket expenses incurred for attending board and committee meetings.

The following table provides summary information on compensation earned by each non-employee member of our Board of Directors in fiscal 2020.

Director Compensation Table for Fiscal 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

William G. Bock	65,000	182,251	247,251

Jack R. Lazar	85,000	182,251	267,251

Gregg Lowe	80,121	182,251	262,372

Nina Richardson	74,000	182,251	256,251

Sumit Sadana	73,879	182,251	256,130

Navdeep S. Sooch	75,000	237,969	312,969

William P. Wood	89,000	182,251	271,251

Christy Wyatt	69,000	182,251	251,251

(1)

Amounts shown do not reflect compensation actually received by the director but represent the grant date fair value as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The assumptions underlying the calculation are discussed under Note 15, Stock-Based Compensation, of the Company’s Form 10-K for the fiscal year ended January 2, 2021.

RECOMMENDATION OF THE BOARD OF DIRECTORS OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS AS LISTED ABOVE.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending January 1, 2022. Ernst & Young LLP has audited our financial statements since our inception in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2020 and 2019:

	2020 ($)	2019 ($)

Audit fees	1,014,900	1,198,000

Audit-related fees	2,500	578,800

Tax fees	134,200	83,900

All other fees	5,300	4,700

Total	1,156,900	1,865,400

Audit Fees. Audit fees relate to services rendered in connection with the audits of the annual consolidated financial statements and attestation of management’s report on internal controls over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings, fees associated with SEC registration statements, assistance in responding to SEC comment letters, accounting consultations related to audit services and statutory audits required internationally.

Audit-Related Fees. Audit-related fees include services for assurance and other related services, such as consultations concerning financial accounting and reporting matters and due diligence related to mergers and acquisitions.

Tax Fees. Tax fees include services for tax compliance, research and technical tax advice.

All Other Fees. All other fees include the aggregate fees for products and services provided by Ernst & Young LLP that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting. During fiscal 2020, all such services were pre-approved in accordance with the procedures described above.

Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of Ernst & Young LLP.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2022.

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PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal Three: Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, enables our stockholders to vote annually to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission.

This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the Named Executive Officers, who are critical to our success. Under this program, the Named Executive Officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables beginning on page 43 of this Proxy Statement for additional information about our executive compensation program, including information about the compensation of the Named Executive Officers in fiscal 2020.

The Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement is hereby approved.”

RECOMMENDATION OF THE BOARD OF DIRECTORS OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ABOVE RESOLUTION.

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Proposal Four: Proposal to Approve Amendments to the 2009 Stock Incentive Plan

Our stockholders are being requested to approve the amendment and restatement of the 2009 Stock Incentive Plan (the “2009 Plan”) to (a) authorize 2,000,000 additional shares of common stock for issuance under the 2009 Plan and (b) extend the term of the 2009 Plan during which any awards may be granted until the tenth anniversary of the date of the Annual meeting. If the amendment and restatement is not approved by stockholders at the 2021 Annual Meeting, no new shares will be added and awards will continue to be granted under the 2009 Stock Incentive Plan as approved by stockholders at the 2017 Annual Meeting.

Our Board of Directors (“Board”) believes the continued ability to grant equity awards is an essential tool for the Company to attract and retain the high-caliber employees, officers and directors critical to the Company’s success. In order to have an appropriate supply of shares available for equity awards under the 2009 Plan to recruit, hire, and retain the talent necessary to achieve strong performance in the future, our Board believes the Company will need to reserve under the 2009 Plan the additional shares for which stockholder approval is being sought.

Material Changes to the 2009 Plan

The following summary highlights the proposed material changes to the 2009 Plan.

1.	The cumulative number of shares reserved for issuance pursuant to awards has been increased by 2,000,000 shares to 13,370,000 shares.

2.	A term of ten years from the date of the Annual Meeting during which new awards may be granted under the 2009 Plan.

Key Terms of the Plan at a Glance

The following is a summary of the key provisions of the 2009 Plan, as set forth and stated herein.

Plan Term:

The 2009 Plan, as amended, will become effective on the date the stockholders approve the amendment and will continue in effect until terminated by the Board, but no new awards may be granted after the 10th anniversary of stockholder approval of the amendment.

Eligible Participants:

Employees, non-employee directors, and consultants of the Company and its subsidiaries and affiliates generally are eligible to receive each type of award offered under the 2009 Plan. Only employees of the Company or a subsidiary are eligible to receive “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (ISOs), under the 2009 Plan.

Shares Available for Awards:

An aggregate of 13,370,000 shares of common stock will have been made available under the 2009 Plan from its original adoption in 2009, subject to adjustment in the event of certain changes in the capitalization of the Company. Each share subject to an award (whether an option or full value award) granted after the amendment and restatement of the 2009 Plan on April 20, 2017, will reduce the number of shares remaining available for grant by one share.

Plan Term:	The 2009 Plan, as amended, will have a fixed term of ten years from the date of the Annual Meeting for the grant of new awards.

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Award Types:	• Options • Restricted stock • Restricted stock units • Stock appreciation rights • Performance-based awards • Other share-based awards

Award Terms (Exercisability Period):

Options and Stock Appreciation Rights (SARs) have a term of no longer than 10 years ISOs granted to 10% owners will have a term of no longer than five years. All other awards have the terms set forth in the applicable award agreement and in the 2009 Plan.

ISO Limits:	No more than the maximum number of shares reserved for issuance may be issued upon the exercise of incentive stock options granted under the 2009 Plan.

Plan Term:

The 2009 Plan limits awards granted to an individual participant in any calendar year to:

1. No more than 1,000,000 shares subject to any award;

2. No more than $30,000,000 payable in cash with respect to any award.

Non-Employee Director Award Limit:

The sum of the grant date fair value of all awards payable in our common stock and the maximum amount that may become payable pursuant to all cash-based awards that may be granted under the 2009 Plan to an independent director, together with other cash compensation for services as a director, during any calendar year will not exceed $750,000.

Vesting:

The 2009 Plan mandates a minimum one-year vesting period for all awards, except for (1) 5% of the number of shares authorized under the 2009 Plan, (2) substitute awards, (3) awards that can be settled only in cash, (4) awards granted to independent directors that vest in connection with the next annual meeting held at least 50 weeks following the grant, (5) immediately vested awards granted in lieu of cash compensation, (6) awards adjusted for a Company capital structure change and (7) awards whose vesting is accelerated in connection with a change in control of the Company or in the event of the participant’s death or disability.

Performance-based Awards:	Performance-based awards granted under the 2009 Plan require achievement during a performance period performance goals based on company or individual performance criteria selected by the Committee.

Change in Control:	The 2009 Plan does not contain a “liberal” definition of “change in control” and therefore a merger or other change in control must actually be consummated.

Not Permitted:

1. Repricing or reducing the exercise price of a share option or SAR below the per share exercise price as of the date of grant without stockholder approval.

2. Canceling, surrendering or substituting any outstanding option or SAR in exchange for the grant of a new award with a lower exercise price or for a cash payment without stockholder approval.

3. Adding shares back to the number of shares available for issuance when (i) shares covered by an award are tendered or withheld in payment of the purchase price or tax withholding for the exercise or settlement of an award, (ii) shares are not issued or delivered as a result of net settlement of an outstanding award, and (iii) shares are repurchased on the open market with the proceeds of the exercise of an option.

Dividends/Dividend Equivalents:	The 2009 Plan prohibits payment of dividends or dividend equivalents on any award that is not vested or that does not become vested in accordance with its terms.

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Request for Additional Shares, Dilution and Overhang

The 2009 Plan is the Company’s only active employee equity plan (other than its Employee Stock Purchase Plan), and as of February 15, 2021, we had approximately 1,228,550 shares remaining for issuance under the 2009 Plan. As of February 15, 2021, there were 127,370 options outstanding under the 2009 Plan with a weighted average exercise price of $39.16 and a weighted average remaining term of 4.99 years, and 921,392 full value awards (i.e., awards other than options or stock appreciation rights) that were unvested and outstanding, including zero earned and 166,625 unearned shares subject to performance-based awards.

In determining the number of additional shares of common stock to allocate to the 2009 Plan, management analyzed various factors, including potential dilution, industry plan cost standards, historical grant practices and anticipated equity compensation needs, as well as information and guidelines from proxy advisory firms.

The potential dilution to current stockholders (or overhang) that could result from the future issuance of shares available under the 2009 Plan, in addition to shares subject to awards outstanding under the 2009 Plan, would be approximately 8.82%. This percentage is calculated on a fully-diluted basis, by dividing 4,277,312, which is the sum of the 1,048,762 shares underlying outstanding equity awards and the 3,228,550 shares that would be available for future awards under the 2009 Plan if the number of additional shares requested by this proposal is approved by stockholders (together, the numerator), by 48,497,420 which is the sum of the 44,220,108 shares of Company common stock outstanding as of February 15, 2021 and the number of shares in the numerator.

In reviewing our historical grant practices (including application of our prior share counting rules), we determined that we have issued approximately 10.15 million shares, net of cancellations, under the 2009 Plan between its inception and January 2, 2021, including approximately 1.60 million in the last three fiscal years. Excluding the effect of our share counting rules under the 2009 Plan prior to April 20, 2017 (whereby every share subject to full value award was counted as 1.55 shares, as described below), we have issued 7.98 million shares and 1.60 million shares, respectively, during the aforementioned periods.

Based on these factors, the new shares requested for use under the 2009 Plan are expected to meet the Company’s equity grant needs for approximately 4.5 years. The shares reserved may, however, last for more or less than four years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and the Company’s share price.

Summary of the 2009 Plan

The following summary of certain material features of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, which is attached to this proxy statement as Appendix II.

Purpose of 2009 Plan

The purposes of the 2009 Plan are to attract and retain the best available personnel, to provide additional incentives to our employees, non-employee directors and consultants, and to promote the success of our business by linking the personal interests of the employees, non-employee directors and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders.

Shares Reserved for Issuance under 2009 Plan

As proposed, the total number of shares of our common stock that will have been cumulatively authorized and made available for issuance pursuant to awards granted under the 2009 Plan since its inception if the amendment and restatement is approved by our stockholders, is 13,370,000 shares, subject to adjustment in the event of specified capitalization events of the Company.

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Effective as of the amendment and restatement of the 2009 Plan on April 20, 2017, all awards (whether options or full value awards) granted will reduce the remaining share pool by one share for every share subject to the award. Similarly, to the extent that an award granted under the 2009 Plan terminates, expires, lapses for any reason, or is settled in cash, each share subject to the award will again become available for the grant of an award for one share pursuant to the 2009 Plan. The Company’s practice prior to April 20, 2017 of counting 1.55 shares for each one share subject to a full value award granted from the pool of shares that remained available for grant at the time of the 2014 amendment and restatement of the 2009 Plan was discontinued after April 20, 2017.

The following shares will be deducted from the gross number of shares available for future awards: (i) shares tendered by a participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation under an award and (ii) shares not issued or deliver as a result of the net settlement of an award. Shares repurchased by the Company on the open market with the proceeds of the exercise price from options will not be added to the number of shares available for future awards.

To the extent permitted by applicable law and/or applicable stock exchange rule, shares issued pursuant to substitute awards or from share pools assumed by the Company in connection with an acquisition will not be counted against shares available for grant under the 2009 Plan.

Award Limits

The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year under the 2009 Plan is 1,000,000 shares, subject to adjustment in the event of specified capitalization events of our Company, and the maximum amount that may be paid in cash during any calendar year with respect to any award is $30,000,000.

Awards

Under the 2009 Plan, the following awards may be granted: stock options (including “incentive stock options” within the meaning of Section 422 of the Code), stock appreciation rights, and awards of performance shares, performance stock units, restricted stock units, performance-based awards, and other awards (collectively, all such grants are referred to as “awards”).

Eligibility

Incentive stock options may be granted only to our employees and to employees of any of our subsidiaries. Awards other than incentive stock options may be granted to our non-employee directors and to employees of, and consultants to, the Company and any of its affiliates. As of February 15, 2021, eight non-employee directors, eight consultants and approximately 1,872 employees would be eligible to participate in the 2009 Plan.

Non-Employee Director Award Limit

The sum of the grant date fair value (determined as of the grant date in accordance with applicable financial accounting standards) of all awards payable in our common stock and the maximum amount that may become payable pursuant to all cash-based awards that may be granted under the 2009 Plan to an individual as compensation for services as an independent director, together with cash compensation for services as a director paid to the individual, during any calendar year may not exceed $750,000.

Minimum Vesting Requirements

Except with respect to 5% of the number of available shares under the 2009 Plan, the 2009 Plan mandates a minimum one-year vesting period for all future awards, other than substitute awards, awards that may be settled only in cash, awards granted to independent directors that vest in connection with the next annual meeting held at

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

least 50 weeks following the grant, immediately vested awards granted in lieu of cash compensation, awards adjusted for a Company capital structure change and awards whose vesting is accelerated in connection with a change in control of the Company or in the event of the participant’s death or disability.

Administration

The 2009 Plan provides that it will be administered by our Board, unless the Board elects to delegate administration responsibilities to a committee. (In this Proxy Statement, we will refer to the Board or the committee to which administration of the 2009 Plan has been delegated as the “Committee”). Unless otherwise determined by our Board, the 2009 Plan requires that any committee to which administration responsibilities are delegated must consist solely of two or more members of our Board each of whom is a “non- employee director” satisfying the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and an “independent director” under the NASDAQ rules (or other principal securities market on which our common stock is traded). The Committee has the sole authority to grant awards and sole and exclusive discretion to interpret and administer the 2009 Plan. The Committee determines the eligible individuals who will receive grants and the precise terms of the grants (including accelerations or waivers of any restrictions, and the conditions under which such accelerated vesting or waivers occur, such as in connection with a participant’s death). The decisions of the Committee will be final and binding on all holders of awards. To the extent permitted by applicable law, our Board also may delegate to a committee of one or more members of our Board or one or more officers of our company the authority to grant or amend awards to participants other than employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or officers or directors of our company to whom authority to grant or amend awards has been delegated.

Stock Options

The 2009 Plan authorizes the grant of incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, and non-qualified stock options, which do not satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the 2009 Plan may not be less than 100% (or higher in the case of certain incentive stock options) of the fair market value of a share of our common stock on the date of grant. While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing price of a share as quoted on the principal exchange on which the shares are listed for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. As of February 15, 2021, the fair market value of a share of our common stock was $154.34. However, for purposes other than for determining the exercise or grant price of an award, the Committee has the authority to use a different definition of fair market value. The Committee may not, absent the approval of the stockholders, reduce the exercise price of any outstanding options. Options granted under the 2009 Plan will vest at the rate specified by the Committee, subject to compliance with the minimum vesting requirements described above. No stock option will be exercisable more than 10 years after the date it is granted. Generally, upon termination of employment (other than by reason of death or disability), a participant will have a period of three months in which to exercise any incentive stock options that were vested as of the date of employment termination and any unvested options will be forfeited. Upon a termination of a participant’s employment due to death or disability, incentive stock options will generally expire one year after the date employment terminates.

The Committee determines the methods by which the exercise price of options is paid, including the following: in cash, in shares, or in other property that is acceptable to the Committee. An option may also be exercised through a broker-dealer sale and remittance procedure pursuant to which the participant effects a same-day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes. In addition, the Committee may provide financial assistance to a participant who wishes to exercise his or her outstanding options, provided that the participant is not an executive officer or member of the Board, by allowing the participant to deliver an interest-bearing promissory note in the amount of the exercise price and any associated withholding taxes. The Committee may also provide that an option may be exercised by a “net exercise” arrangement, under which the number of shares issuable upon exercise will be reduced by the largest whole number of shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding, if applicable).

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Restricted Stock Awards

An award of restricted stock is a direct grant or sale of common stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the underlying shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter, subject to compliance with the minimum vesting requirements described above. Generally, any shares subject to restrictions are forfeited upon termination of employment, though such restrictions may be waived in whole or part by the Committee. The price, if any, that participants will pay for each share of restricted stock will be set by the Committee and will be paid in a form approved by the Committee, which may be cash, services rendered or to be rendered to our company or an affiliate of our company, or in another form of payment. No dividends will be paid on any restricted stock that has not vested, provided that the Committee may authorize the accrual of dividend equivalents on restricted stock payable upon vesting of the underlying shares.

Stock Appreciation Rights

Stock appreciation rights or “SARs,” typically provide for payments to the holder based upon increases in the price of our shares from the date the SAR was granted to the date that the right is exercised. The Committee may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. The grant price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. No SAR will be exercisable more than 10 years after the date it is granted. Upon termination of a participant’s employment (other than by reason of death or retirement), a SAR will generally be subject to the same conditions as apply to stock options.

Other Awards

Performance Share Awards. Performance share awards are awards of shares that may be linked to any one or more of the performance criteria determined appropriate by the Committee, and that may be measured on a specified date or dates or over any period or periods (of not less than 12 months) determined by the Committee. The performance criteria may be objective or subjective. Objective performance criteria may include, for example, earnings or net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added; sales or revenue; income; net income (either before or after taxes); operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; return on assets or net assets; return on stockholders’ equity; return on capital; stockholder returns; return on sales; gross or net profit margin; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings per share; price per share; market share; new products; customer penetration; technology and risk management. Any subjective performance criteria will be established by the Committee when it grants the performance share award. If and when the performance shares vest (or such later date determined by the Committee and as set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share (or its value in cash) for each performance share that vests on such date and not previously forfeited.

Performance Stock Unit. Performance stock unit awards are awards denominated in unit equivalents of shares and/or units of value, including a dollar value, of shares that may be linked to any one or more of the performance criteria (as described under “Performance Share Awards”) determined appropriate by the Committee, and that may be measured on a specified date or dates or over any period or periods determined by the Committee. On the vesting date (or such later date determined by the Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each performance stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a performance stock unit may be made in cash (in an amount reflecting the fair market value of the shares that would have been issued) or any combination of cash and shares, as determined by the Committee, in its sole discretion. Recipients of performance stock units have no voting rights unless and until shares are issued following the satisfaction of vesting conditions. The Committee may authorize dividend equivalents to be accrued on outstanding performance stock units. Dividend equivalents are rights to accrue the equivalent value, in cash or shares, or a combination of

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

both cash and shares, of dividends paid on shares that are subject to an award. If dividend equivalents are authorized to be accrued, they may be paid in either cash or shares or a combination of both cash and shares by such formula and at such time and subject to such limitations as determined by the Committee, provided that no dividend equivalents will be paid on any performance stock unit that is not vested or that does not become vested in accordance with its terms.

Restricted Stock Unit. Restricted stock units are denominated in unit equivalents of shares and are typically awarded to participants without payment of consideration. They are subject to vesting conditions based upon a schedule or performance criteria established by the Committee, subject to compliance with the minimum vesting requirements described above. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units have no voting rights until the vesting conditions are satisfied and shares are issued. Restricted stock units may be settled in shares, cash or a combination of both. On the vesting date (or such later date as determined by the Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a restricted stock unit may be made in cash (in an amount reflecting the fair market value of shares that would have been issued) or any combination of cash and shares, as determined by the Committee, in its sole discretion. The Committee may authorize dividend equivalents to be accrued on outstanding restricted stock units. If dividend equivalents are authorized to be accrued, they may be paid in either cash or shares or a combination of both cash and shares by such formula and at such time and subject to such limitations as determined by the Committee, provided that no dividend equivalents will be paid on any restricted stock unit that is not vested or that does not become vested in accordance with its terms.

Other Awards. The Committee is authorized under the 2009 Plan to make any other award that is not inconsistent with the provisions of the 2009 Plan and that by its terms involves or might involve the issuance of shares, or of a right vesting based on the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or the issuance of any other security with the value derived from the value of the shares.

Termination of Employment. An award of performance shares, performance stock units, restricted stock units or any other award may generally only be exercisable or payable while the participant is an employee, consultant or director, as applicable. However, the Committee may also provide that these awards may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of our company, or because of the participant’s retirement, death or disability.

Transferability of Awards

Except as otherwise provided by the Committee, no award may be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee. The Committee by express provision in the award agreement may permit an award (other than an incentive stock option) to be transferred to certain persons or entities related to the participant, including, but not limited to, members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.

Changes in Control

The 2009 Plan contains a change in control provision, which may result in the accelerated vesting of outstanding awards. Except as may otherwise be provided in an agreement evidencing an award, in the event of a change in control of our Company, each award outstanding under the 2009 Plan will immediately vest only if the award is not converted, assumed or replaced by the successor corporation. In the case of performance-based awards, the extent of any such vesting acceleration in connection with a change in control may not exceed the greater of the

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

amount that would be earned based on actual performance during the applicable performance period to the date of the change in control or based on the applicable target number or value that would be earned if 100% of the target level of performance had been attained for the entire performance period without regard to the change in control.

The Committee may also provide at any time that an award will automatically accelerate in connection with a change in control, regardless of whether it is assumed or not. In addition, where awards are assumed in connection with a change in control, the Committee may provide that they will automatically be accelerated upon an “involuntary termination” of the participant’s employment within a designated period not to exceed 18 months following the change in control.

A change in control is generally defined as:

•	the direct or indirect acquisition of more than 50% of the voting stock of our company;

•

if, during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors whose election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such body;

•

the consummation of (i) a merger, consolidation, reorganization or business combination in which our company is a party, (ii) a sale or other disposition of all or substantially all of our assets, or (iii) the acquisition of assets or stock of another entity (other than a transaction which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person owns 50% or more of the voting stock of the successor entity); or

•	a liquidation or dissolution of our company.

A transaction will not constitute a change in control if its purpose it to change the place of incorporation or form of organization of the ultimate parent entity where the persons that beneficially own the combined voting power of the Company immediately prior to the transaction beneficially own the combined voting power of the Company or the ultimate parent entity in the same proportions of their ownership after the transaction.

Adjustments Upon Changes in Capitalization

In the event of any exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of assets to our stockholders or any other change in capitalization affecting our shares other than certain equity restructurings identified in the 2009 Plan, the Committee will make adjustments it determines appropriate in the number and type of shares subject to the 2009 Plan, the terms and conditions of any award outstanding under the 2009 Plan, and the grant or exercise price of any such award. In the case of certain equity restructurings as specified in the 2009 Plan, such as a stock dividend, stock split or spin-off, the number and type of securities subject to each outstanding award and the grant or exercise price will be adjusted without any discretion on the part of the Committee, but the Committee may, in its discretion, make other adjustments to the terms and conditions of any award to reflect the equity restructuring.

Amendment and Termination of Plan

With the approval of our Board, at any time and from time to time, the Committee may terminate, amend or modify the 2009 Plan, except that the Committee may not, without prior stockholder approval, amend the 2009 Plan in any manner that would require stockholder approval to comply with any applicable laws, rules or regulations, including increasing the number of shares available under the 2009 Plan (other than any adjustment provided by the 2009 Plan), or permitting the Committee to extend the exercise period for an option beyond 10 years from the date of grant. Except as may be required in the event the Committee determines an award may be subject to

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Section 409A of the Code or as may be required or desirable to comply with applicable law, no termination, amendment or modification of the 2009 Plan may adversely affect in any material way any award granted under the 2009 Plan without the consent of the participant.

Furthermore, absent approval of our stockholders, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and (except as permitted under Article 11 of the 2009 Plan dealing with certain capitalization adjustments and change in control), no option or SAR may be cancelled in exchange for cash or granted in connection with the cancellation, surrender or substitution of an option or SAR having a higher per share exercise price.

Clawback/Recovery

Awards are subject to recoupment under any “clawback” policy that the Company is required to adopt under stock exchange rules or as otherwise required by the Dodd-Frank Act or other applicable law. The Company may also impose other recoupment provisions as the Committee may determine are necessary or appropriate in view of applicable laws, governance requirements or best practices.

Plan Term

The 2009 Plan will continue in effect until terminated by our Board, but no awards may be granted under the 2009 Plan after the 10th anniversary of the effective date of the amendment and restatement of the 2009 Plan upon approval by our stockholders at the Annual Meeting. Any awards that are outstanding at the time the 2009 Plan terminates will remain in force according to the terms of the 2009 Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of transactions under the 2009 Plan based on current federal income tax laws. The 2009 Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to our company. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and we are entitled to a tax deduction in the same amount (subject to the limitation on deductibility described under “Section 162(m) Limitation” below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.

Incentive Stock Options. The grant of an incentive stock option under the 2009 Plan will not result in any federal income tax consequences to the participant or to our company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of common stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the common stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the common stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to the limitation imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option —i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Upon exercise of a SAR, the participant will recognize ordinary income (treated as compensation) in an amount equal to the cash received, and if the SAR is paid in common stock, the fair market value of any shares as of the date of exercise. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limitation imposed by Section 162(m) of the Code). If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a SAR.

Restricted Stock. In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions expire over the amount paid for the stock (if any). As the restrictions applicable to a grant of restricted stock expire (for example, if the restrictions on 20% of the shares expire on each anniversary of the grant date), the participant will include the fair market value of the applicable portion of the shares that vests, reduced by the amount paid for those shares, if any, as ordinary income (treated as compensation). The participant’s basis in the common stock is equal to the fair market value of the shares upon expiration of the restrictions, and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the common stock is held after the restrictions end). We generally will be entitled to a deduction equal to the amount included in the participant’s income (subject to the limitation imposed by Section 162(m) of the Code).

If a Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted stock on the date of grant over the amount paid for the stock (if any) as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. We generally would be entitled to a corresponding business expense deduction for the grant (subject to the limitation imposed by Section 162(m) of the Code), but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

If required, income tax must be withheld from the participant on the income recognized by the participant at the time of vesting of the restricted stock (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Restricted Stock Units. A participant will not recognize any income at the time a restricted stock unit is granted, nor will we be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limitation of Section 162(m) of the Code.

Performance Awards. A participant will generally not recognize income at the time an award based on achievement of performance objectives is granted, nor will we be entitled to a deduction at that time. When payment on the performance award is made, the participant generally will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the award is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limitation of Section 162(m) of the Code.

Dividend Equivalents. A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent is paid. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limitation of Section 162(m) of the Code.

Tax Withholding. For any award, the Committee may elect to satisfy tax withholding requirements by having a reduced number of shares actually transferred to the participant under the 2009 Plan.

Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercise and other equity award income and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. The prior exclusion from this limitation for certain “performance-based compensation” was generally eliminated by the federal Tax Cuts and Jobs Act of 2017.

Section 409A. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the 2009 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2009 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

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PROPOSAL FOUR: PROPOSAL TO APPROVE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN

Future Plan Benefits

All awards to employees, officer, directors and consultants under the 2009 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2009 Plan in the future are not determinable at this time.

Past Grants under the 2009 Plan(1)

As of February 15, 2021, awards covering 9,544,861 shares of the common stock had been granted under the 2009 Plan. The following table shows information regarding the grants of those awards since the inception of the 2009 Plan among the persons and groups identified below.

Named Executive Officers:	PSU/ MSU Grants(2)	RSU Grants	Option Grants	Total

G. Tyson Tuttle Chief Executive Officer, President and Director	339,280	533,876	100,000	973,156

John C. Hollister Chief Financial Officer and Senior Vice President	93,930	128,414	—	222,344

Brandon Tolany Senior Vice President of Worldwide Sales	33,990	79,632	72,940	186,562

D. Mark Thompson Senior Vice President and General Manager, Infrastructure and Automotive	49,812	104,653	—	154,465

R. Matthew Johnson Senior Vice President and General Manager, IoT	16,104	47,950	—	64,054

Current Executive Officers as a Group	596,828	990,444	172,940	1,760,212

Current Non-Executive Directors as a Group	40,889	290,273	—	331,162

All current employees who are not executive officers, as a group	130,051	4,173,633	—	4,303,684

1.

Information on the number of awards granted is presented without considering shares subject to forfeited awards and without application of the Company’s prior share counting rules, whereby grants of full value awards reduced the Prior Pool by 1.55 shares for every share subject to the award.

2.

Reflects the target number of shares of common stock subject to the performance-based restricted stock unit agreement. The actual number of restricted stock units and shares that become issuable upon vesting will depend on the extent to which the performance goals are attained.

Required Vote

Approval of this Proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal, provided a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS.

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Proposal Five: Approve Amendment to the 2009 Employee Stock Purchase Plan

Background

Our stockholders are being requested to approve an amendment to the 2009 Employee Stock Purchase Plan (the “ESPP”) to authorize 800,000 additional shares of common stock for issuance under the ESPP.

Explanation

The ESPP encourages stock ownership by employees and aligns the interests of employees and stockholders. Our Board believes that the continued ability to offer this program is an important recruiting and retention tool for the Company to attract, motivate and retain the high-caliber employees and officers needed for our success.

The ESPP offers eligible employees the opportunity to acquire shares of our common stock through periodic payroll deductions that are applied toward the purchase of shares, at a discount from the current market price. The primary purpose of the ESPP is to provide employees with the opportunity to acquire an ownership stake in the Company.

As of February 15, 2021, we have approximately 0.6 million shares remaining for purchase under the ESPP of the 2,700,000 million shares authorized by stockholders. The Board is seeking stockholder approval to increase the number of shares available under the ESPP at the 2021 Annual General Meeting. The increase of 800,000 shares should provide sufficient shares to meet expected sales under the ESPP over the next 4.5 years, depending on the Company’s share price and enrollment in the ESPP.

Summary of the 2009 Employee Stock Purchase Plan

The following summary of certain material features of the ESPP is qualified in its entirety by reference to the ESPP, which is attached to this proxy statement as Appendix III.

Purpose of 2009 Employee Stock Purchase Plan

The ESPP is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan.

The rights to purchase common stock granted under the ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code (i.e., the “423(b) Plan”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the terms and conditions of Section 423(b) of the Internal Revenue Code (i.e., the “Non-423(b) Plan”). The Company will retain the discretion to grant purchase rights under either the 423(b) Plan or the Non-423(b) Plan.

Eligibility

Generally, any person who is employed by the Company or by a subsidiary of the Company that has been designated by the Board to participate in the ESPP is eligible to participate in the ESPP, provided that he or she is regularly expected to provide services for more than 20 hours per week and for more than 5 months per calendar year. For rights to purchase common stock granted under the Non-423(b) Plan or under a separate offering under

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

the 423(b) Plan, employees working less than these prescribed amounts may also be eligible to participate in the ESPP, to the extent that eligibility is required under applicable local law. As of February 15, 2021, 1,443 employees would be eligible to participate in the ESPP.

The “plan administrator” (as defined below) may, prior to a Main Offering (as defined below), determine on a uniform and nondiscriminatory basis that the following employees will not be eligible to participate in the ESPP: (i) employees who have not completed at least two years of service since their hire date (or lesser period as determined by the plan administrator); (ii) employees who are highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code; or (iii) employees who are highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code with compensation above a certain level or are officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934. The plan administrator may also exclude employees from participation in the Non-423(b) Plan if participation of such employee(s) is not advisable or practicable. Additionally, the plan administrator may exclude employees who are residents or citizens of a jurisdiction other than the U.S., if participation of such employees is prohibited under local law or if complying with local law would cause the ESPP or an offering to violate Section 423 of Internal Revenue Code.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the ESPP if, immediately after such grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted purchase rights to buy more than $25,000 worth of common stock (such limit to be determined based on the fair market value of the common stock on the date the purchase rights are granted) under all of our employee stock purchase plans in any calendar year such rights are outstanding.

Stock Subject to Plan and Adjustments upon Changes in Stock

Upon approval by the stockholders of the amendments, an aggregate of 3,500,000 shares of common stock will be authorized and reserved for issuance under the ESPP.

Should any change be made to our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments will be made to the maximum number and class of securities issuable under the ESPP and purchasable on any one purchase date (both per participant and in the aggregate) and to the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits under the ESPP.

Administration

The ESPP will be administered by a committee appointed by our Board and consisting of two or more members of the Board (which will be referred to in this summary as “plan administrator”). The plan administrator may delegate its authority to one or more officers of the Company to the extent permitted by applicable law. The plan administrator so appointed will have authority to interpret the ESPP and, for purchase rights granted under the 423(b) Plan, to adopt such rules and regulations for administering the ESPP as it may deem necessary to comply with the requirements of Section 423 of the Internal Revenue Code. Under the Non-423(b) Plan, the plan administrator may also grant rights to purchase common stock that do not comply with the requirements set forth under Section 423 of the Internal Revenue Code, in which case, the grants will be designated as being under the Non-423(b) Plan at the time of grant.

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Offering Periods

The ESPP will be implemented by offering shares of common stock to eligible employees of the Company and its designated subsidiaries through a series of successive offering periods (i.e., “Main Offerings“), each of a duration that will not exceed 27 months. Unless the plan administrator determines before the commencement of an offering that a Main Offering will have a different duration, each Main Offering will be 12 months. The plan administrator also has the authority to establish additional or alternative sequential or overlapping

Main Offerings, a different duration for one or more Main Offerings or different commencement dates for such Main Offerings with respect to future Main Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Main Offerings that is affected. Each Main Offering will be comprised of a series of one or more successive and/or overlapping purchase intervals (i.e., “Sub-Offerings”). Generally, unless otherwise provided by the plan administrator, Sub-Offerings will run from the last business day in April each year to the last business day in October of the same year and from the last business day in October each year to the last business day in April of the following year. Unless otherwise determined by the plan administrator, each offering will be treated as a separate offering for purposes of tax rules.

Payroll Deductions

Except as otherwise provided by the plan administrator, up to a maximum of 25% of a participant’s base salary, including overtime payments and shift premiums, may be contributed by payroll deductions toward the purchase price of the shares during each Sub-Offering within a Main Offering, or if payroll deductions are not permitted under applicable local law, such other method of contribution as specified by the plan administrator under the Non-423(b) Plan. A participant may reduce his or her rate of contribution one time during a Sub-Offering, and may increase the rate of contribution three business days (or such other period as is determined by the plan administrator) prior to the start of any new Sub-Offering within a Main Offering, in each case by completing an amended enrollment form (either through the Company’s online ESPP enrollment process or in paper form). All payroll deductions collected from a participant are credited to his or her account under the ESPP and deposited with our general funds, unless otherwise required under applicable local law.

Purchase Price

The purchase price per share at which shares of common stock are sold in a Main Offering under the ESPP cannot be less than 85% of the lower of (i) the fair market value of a share of common stock on the participant’s entry date into that Main Offering, or (ii) the fair market value per share on the purchase date (i.e., the last business date of the Sub-Offering). While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing selling price on that day (or on the immediately preceding trading day) of a share as quoted on the exchange determined by the plan administrator as the primary market for the shares. As of February 15, 2021, the fair market value of a share was $154.34.

Purchase of Stock

Each purchase right will be automatically exercised on the applicable purchase date within the Main Offering, and shares of common stock will be purchased on behalf of each participant by applying the participant’s payroll deductions for the Sub-Offering ending on such purchase date to the purchase of whole shares at the purchase price in effect for that purchase date.

Except as otherwise provided by the plan administrator prior to the start of a Main Offering, the maximum number of shares purchasable per participant on any one purchase date will not exceed 400 shares, subject to periodic adjustments in the event of certain changes in our capitalization. The total shares purchased under the ESPP on any single purchase date may not exceed 300,000 shares, except as otherwise provided by the plan administrator prior to the start of a Main Offering.

Any payroll deductions not applied to the purchase of shares of common stock on any purchase date because they are not sufficient to purchase a whole share may be held for the purchase of shares on the next purchase

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

date or promptly refunded, while payroll deductions not applied to the purchase of shares by reason of the limitation on the maximum number of shares purchasable on the purchase date (other than an amount representing a fractional share) will be promptly refunded.

Termination of Purchase Right

At any time prior to the third business day preceding the next scheduled purchase date (or such other period as may be determined by the plan administrator) (i.e., the “withdrawal cut-off date”), a participant may withdraw from participation in the ESPP by completing the appropriate form (either through the Company’s online ESPP enrollment process or in paper form), and by following any other procedures for withdrawing from the ESPP as may be established by the Company from time to time, and no further payroll deductions will be collected from the participant with respect to his or her purchase right. In connection with such withdrawal, the participant may elect whether payroll deductions collected during the Sub-Offering in which the withdrawal occurred will be refunded or held for the purchase of shares on the next purchase date, and in the absence of such an election, the purchase right will be terminated and the payroll deductions collected with respect to such purchase right will be refunded. The termination of the purchase right will be irrevocable for the respective Main Offering. If the participant’s withdrawal occurs after a withdrawal cut-off date and prior to the next scheduled purchase date, his or her payroll deductions will be held for the purchase of shares on such purchase date. A participant’s reduction of his or her rate of payroll deductions to zero percent will be treated as a withdrawal from the ESPP.

If the participant ceases to remain an eligible employee for any reason while his or her purchase right is outstanding, the participant’s purchase right will immediately terminate and the participant’s accumulated payroll deductions will be refunded. However, a participant on an approved unpaid leave of absence will have the right, until the date that is three business days prior to the end of the Sub-Offering in which such leave commenced (or such other period as may be established by the plan administrator), to either withdraw all the payroll deductions collected to date on his or her behalf for that Sub-Offering, or have such funds held for the purchase of shares of common stock on the next scheduled purchase date. Generally, a participant on an approved paid leave of absence may continue participating in the ESPP to the extent permitted by Section 423 of the Internal Revenue Code.

A participant’s employment relationship will be treated as continuing intact upon a transfer between locations of the Company or a subsidiary or upon a transfer of employment from the Company or a subsidiary participating in the 423(b) Plan to another subsidiary participating in the 423(b) Plan. The Company may establish rules to govern the transfers of employment between the Company or a subsidiary participating in the 423(b) Plan to a subsidiary in the Non-423(b) Plan.

Transferability

Rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution.

Change in Control

Each outstanding purchase right will automatically be exercised, prior to the effective date of any change in control, by applying the payroll deductions of each participant for the Sub-Offering in which such change in control occurs to the purchase of whole shares of common stock at the purchase price per share in effect for the participant on such purchase date.

A change in control is generally defined as:

1.	the direct or indirect acquisition of more than 50% of the voting stock of our Company;

2.

if, during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors whose election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

election or nomination for election was previously so approved, cease for any reason to constitute a majority of such body;

3.

the consummation of (i) a merger, consolidation, reorganization or business combination in which our Company is a party, (ii) a sale or other disposition of all or substantially all of our assets, or (iii) the acquisition of assets or stock of another entity other than a transaction which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person owns 50% or more of the voting stock of the successor entity); or

4.	a liquidation or dissolution of our Company.

A transaction will not constitute a change in control if its purpose is to change the place of incorporation or form of organization of the ultimate parent entity where the persons that beneficially own the combined voting power of the Company immediately prior to the transaction beneficially own the combined voting power of the Company or the ultimate parent entity in the same proportions of their ownership after the transaction.

Non-US Jurisdictions

The plan administrator may adopt rules, procedures or sub-plans relating to the operation and administration of the Non-423(b) component of the ESPP to accommodate the specific requirements of local laws and procedures.

Amendment and Termination of Plan

Our Board may amend, suspend or terminate the ESPP at any time, with such action generally to become effective immediately following the close of any Sub-Offering. To the extent stockholder approval is required to amend the ESPP, whether to comply with Section 423 of the Internal Revenue Code or any applicable law or stock exchange rule, the Company will obtain such stockholder approval accordingly.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult with their own professional tax advisors concerning tax aspects of rights under the ESPP. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

423(b) Plan. Rights to purchase shares granted under the 423(b) Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the Main Offering or, if later, the date the participant entered the Main Offering) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the stock as of the date the participant entered the Main Offering over the purchase price (determined as of the date the participant entered the Main Offering) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Non-423(b) Plan. If the purchase right is granted under the Non-423(b) Plan, then the amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations.

Future Plan Benefits

Future benefits under the ESPP are not currently determinable, as they will depend on the actual purchase price of our shares of common stock in future Main Offering, the market value of our common stock on various future dates, the amount of contributions eligible employees elect to make under the ESPP and similar factors. However, our named executive officers shall be subject to the same purchase restrictions as all other participants.

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PROPOSAL FIVE: APPROVE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Past Grants under the 2009 Employee Stock Purchase Plan

As of February 15, 2021, 2,099,661 shares of our common stock had been purchased under the ESPP since its inception. The following table shows information regarding the number of shares that have been purchased by the persons and groups identified below.

Named Executive Officers:	Aggregate Number of Shares Purchased

G. Tyson Tuttle Chief Executive Officer, President and Director	200

John C. Hollister Chief Financial Officer and Senior Vice President	3,202

Brandon Tolany Senior Vice President of Worldwide Sales	957

D. Mark Thompson Senior Vice President and General Manager, Infrastructure and Automotive	4,025

R. Matthew Johnson Senior Vice President and General Manager, IoT	-

Current Executive Officers as a Group	11,607

Non-Executive Directors Group	-

All current employees who are not executive officers, as a group	1,415,923

Required Vote

Approval of this Proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal, provided a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN.

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OTHER MATTERS

Other Matters

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

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OWNERSHIP OF SECURITIES

Ownership of Securities

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 31, 2021 by (i) all persons who were beneficial owners of five percent or more of our common stock, (ii) each director and nominee for director, (iii) the named executive officers in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all then current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
G. Tyson Tuttle(3)	241,364	*
John Hollister(4)	43,814	*
Brandon Tolany(5)	59,891	*
D. Mark Thompson(6)	21,443	*
R. Matthew Johnson(7)	5,367	*
Navdeep S. Sooch	423,447	*
William G. Bock	33,791	*
Jack R. Lazar	8,391	*
Gregg Lowe	4,827	*
Nina Richardson	5,197	*
Sumit Sadana	7,353	*
William P. Wood	34,391	*
Christy Wyatt	2,040	*
Entities deemed to be affiliated with BlackRock, Inc.(8)	5,861,091	13.34%
Entities deemed to be affiliated with The Vanguard Group(9)	4,265,416	9.71%
Entities deemed to be affiliated with FMR LLC(10)	6,574,907	14.97%
Entities deemed to be affiliated with Wellington Management Group LLP(11)	2,401,288	5.47%
All directors and executive officers as a group (14 persons)(12)	933,654	2.12%
Total Beneficial Ownership	17,635,068	39.96%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 400 West Cesar Chavez, Austin, Texas 78701.
(2)

Percentage of ownership is based on 43,929,236 shares of common stock outstanding on January 31, 2021. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 31, 2021 and shares of common stock subject to restricted stock units which will become vested within 60 days after January 31, 2021 are deemed outstanding for computing the percentage for the person or group holding such awards but are not deemed outstanding for computing the percentage for any other person or group.

(3)	Includes 100,000 shares issuable upon exercise of stock options and 31,741 shares issuable upon the release of vested restricted stock units.
(4)	Includes 12,023 shares issuable upon the release of vested restricted stock units.
(5)	Includes 27,370 shares issuable upon exercise of stock options and 9,863 shares issuable upon the release of vested restricted stock units.
(6)	Includes 8,531 shares issuable upon the release of vested restricted stock units.
(7)	Includes 5,367 shares issuable upon the release of vested restricted stock units.
(8)

Pursuant to a Schedule 13G/A dated February 5, 2021 filed with the SEC, BlackRock, Inc. reported that as of December 31, 2020 it and certain related entities had sole voting power over 5,661,085 shares and sole dispositive power over 5,861,091 shares and that its address is 55 East 52nd Street, New York, New York 10055.

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OWNERSHIP OF SECURITIES

(9)

Pursuant to a Schedule 13G/A dated February 10, 2021 filed with the SEC, The Vanguard Group reported that as of December 31, 2020 it and certain related entities had sole dispositive power over 4,129,922 shares, shared voting power over 99,890 shares, and shared dispositive power over 135,494 shares and that its address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(10)

Pursuant to a Schedule 13G/A dated February 8, 2021 filed with the SEC, FMR LLC reported that as of December 31, 2020 it and certain related entities had sole voting power over 2,784,388 shares and sole dispositive power over 6,574,907 shares and that its address is 245 Summer Street, Boston, Massachusetts 02210.

(11)

Pursuant to a Schedule 13G dated February 4, 2021 filed with the SEC, Wellington Management Group, LLP reported that as of December 31, 2020 it and certain related entities had shared voting power over 2,097,566 shares and shared dispositive power over 2,401,288 shares and that its address is 280 Congress Street, Boston, Massachusetts 02210.

(12)	Includes an aggregate of 127,370 shares issuable upon exercise of stock options and an aggregate of 75,610 shares issuable upon the release of vested restricted stock units.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

Mr. Sadana, a Director of the Company, is Executive Vice President and Chief Business Officer of Micron Technology, Inc., a public company that produces computer memory and computer data storage. In fiscal 2020, we sold approximately $0.4 million of products to Micron Technologies, Inc. in the ordinary course of business.

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee Charter requires that the members of our Audit Committee, all of whom are independent directors, review and approve all related party transactions as described in Item 404 of Regulation S-K promulgated by the SEC. We have also adopted a written policy regarding the approval of all related party transactions. Under such policy, each of our directors and executive officers must notify the Corporate Secretary (who, in turn, will provide such information to the Audit Committee) of any proposed related party transactions. To assist with the identification of potential related party transactions, we solicit information through questionnaires in connection with the appointment of new directors and executive officers and on an annual basis with respect to existing directors and executive officers. The Chairman of the Audit Committee is delegated the authority to approve or ratify any related party transactions in which the aggregate amount involved is expected to be less than $1 million per year. All other proposed related party transactions are subject to approval or ratification by the Audit Committee except for certain categories of transactions that are deemed to be pre-approved by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee and the Chairman, if applicable, will take into account, among other factors deemed appropriate, whether the related party transaction is on terms no more favorable to the counterparty than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Code of Business Conduct and Ethics requires our executive officers and directors to disclose any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest. No executive officer may work, including as a consultant or a board member, simultaneously for us and any competitor, customer, supplier or business partner without the prior written approval of our Chief Financial Officer or legal department. Furthermore, executive officers are encouraged to avoid any direct or indirect business connections with our competitors, customers, suppliers or business partners.

Pursuant to our Corporate Governance Policy, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with their service as a director. Directors are expected to avoid any action, position or interest that conflicts with our interests, or gives the appearance of a conflict. In addition, directors should inform the Chairman of our Nominating and Corporate Governance Committee prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.

Director Independence

See the subsection entitled “Committees and Meetings” in the section of this Proxy Statement entitled “Proposal One: Election of Directors.”

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AUDIT COMMITTEE REPORT

Audit Committee Report

The following is the report of the Audit Committee with respect to the audit of the fiscal 2020 consolidated financial statements of Silicon Laboratories Inc. (the “Company”):

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal controls over financial reporting and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements in the Annual Report were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm, Ernst & Young LLP, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee reviewed non-audit services provided by its independent registered public accounting firm for the last fiscal year and determined that those services are not incompatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of the representation of management and the reports of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Jack R. Lazar (Chairman)

William P. Wood

Christy Wyatt

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EXECUTIVE OFFICERS

Executive Officers

Set forth below is information regarding the executive officers of Silicon Labs as of January 31, 2021 (ages as of Annual Meeting date).

Name	Age	Position
G. Tyson Tuttle	53	President, Chief Executive Officer and Director
John Hollister	51	Senior Vice President and Chief Financial Officer
Brandon Tolany	46	Senior Vice President of Worldwide Sales & Marketing
D. Mark Thompson	52	Senior Vice President and General Manager, Infrastructure and Automotive
R. Matthew Johnson	45	Senior Vice President and General Manager, IoT
Sandeep Kumar, PhD	56	Senior Vice President of Worldwide Operations

G. Tyson Tuttle has served as a Director and our Chief Executive Officer since April 2012. Upon Mr. Bock’s retirement in February 2016, he also became President. Mr. Tuttle served as our Chief Operating Officer and Senior Vice President from May 2011 to April 2012. From January 2010 to May 2011, Mr. Tuttle served as our Chief Technical Officer. From May 2005 to December 2009, he was our Vice President and General Manager of Broadcast products including the audio and video product families. Mr. Tuttle joined Silicon Labs in 1997 as a senior design engineer. From 1999 to 2005, Mr. Tuttle served in a variety of product management, marketing and business leadership positions. Previously, Mr. Tuttle held senior design engineering positions at Crystal Semiconductor/Cirrus Logic and Broadcom Corporation where he focused on high-speed mixed-signal circuit design for mass storage and Ethernet applications. Mr. Tuttle holds an M.S. in Electrical Engineering from UCLA and a B.S. in Electrical Engineering from Johns Hopkins University. Mr. Tuttle has been granted over 70 patents covering many fundamental semiconductor inventions including key aspects of wireless communications. Mr. Tuttle serves on the boards of the Global Semiconductor Alliance (GSA), Semiconductor Industry Association (SIA) and the Dallas Federal Reserve Bank.

John Hollister has served Silicon Labs as our Senior Vice President and Chief Financial Officer since June 2013. Prior to this role, Mr. Hollister was our Vice President, Business Development since April 2012 and also served as our Chief Information Officer from November 2012 to June 2013. Mr. Hollister served as our Vice President, Manufacturing and Asia Operations from November 2009 to April 2012. From April 2007 to October 2009, he was Managing Director, Asia Operations. Mr. Hollister joined Silicon Labs in 2004 and held financial management positions until April 2007. Prior to joining Silicon Labs, Mr. Hollister’s experience included Vice President of Finance at Cicada Semiconductor as well as various finance positions at Cirrus Logic, Veritas DGC, 3-D Geophysical and PricewaterhouseCoopers LLP. Mr. Hollister is a Certified Public Accountant and has a master’s degree in Accounting and a bachelor’s degree in Business Administration from the University of Texas at Austin. Mr. Hollister also serves on the Board of the Central Texas Chapter of the American Red Cross.

Brandon Tolany has served as our Senior Vice President of Worldwide Sales and Marketing since January 2016. Prior to joining Silicon Labs, Mr. Tolany served as Senior Vice President, Chief Sales and Marketing Officer at Freescale Semiconductor where he led global sales and marketing activities from 2013 to 2015. During his tenure at Freescale, Brandon progressed in a range of leadership positions including Vice President of Global Marketing for Microcontrollers and Director of Sales and Field Application Engineering for Freescale’s Americas West Region. Mr. Tolany started his career at Freescale in 2004 as a marketing manager for the i.MX applications processor product line. Prior to joining Freescale, Mr. Tolany was Director of Sales and Business Development for Luminent where he led global marketing efforts. He also served as a product manager at Mitsubishi Electric. Mr. Tolany holds a bachelor’s degree in Communications from the University of Texas at Austin. Mr. Tolany also serves as a board member for the Rosedale Foundation.

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EXECUTIVE OFFICERS

D. Mark Thompson has served as Senior Vice President and General Manager of Silicon Labs’ Infrastructure and Automotive products since July 2, 2019, directing the strategy for a large portfolio of products including timing, isolation, automotive radio, broadcast audio and video, PoE and other analog products. Mr. Thompson joined Silicon Labs in 2000 as a product manager for the company’s silicon direct access arrangement (DAA) product family and has served in a variety of roles in multiple business units including marketing director, general manager and vice president. Prior to Silicon Labs, Mr. Thompson held various engineering and marketing positions at BMC Software and Motorola’s semiconductor products sector. Mr. Thompson holds an MBA, an MS in electrical and computer engineering, and a BS in electrical engineering from The University of Texas at Austin. Mr. Thompson holds four patents in microcontroller and wireless technologies. He also serves as a community board member for Caritas of Austin.

R. Matthew Johnson has served as our Senior Vice President and General Manager of Silicon Labs’ IoT group since July 2018. He is responsible for the development and market success of multiprotocol wireless SoCs and modules, microcontrollers, development tools, and wireless software stacks including Zigbee, Thread, Z-Wave, Wi-Fi, Bluetooth and proprietary protocols. Prior to joining Silicon Labs, Mr. Johnson served as Senior Vice President and General Manager of automotive processing products and software development at NXP Semiconductors. Mr. Johnson holds a BS in electrical engineering technology from the University of Maine and has completed executive programs at Harvard Business School and Stanford University. Mr. Johnson also serves on the Board of Trustees for Dell Children’s Foundation.

Sandeep Kumar, PhD has served as our Senior Vice President of Worldwide Operations since July 2013. He previously served as Vice President of Operations Engineering from September 2009 to July 2013. He joined Silicon Labs in July 2006 and is responsible for worldwide operations. His team includes the manufacturing teams, product and test engineering, quality assurance, failure analysis, as well as the prototype production and reliability test labs; and works closely with the technology organization in driving the process and package engineering strategies. Dr. Kumar’s group drives the company technology strategy and supplier choices. Prior to joining Silicon Labs, Dr. Kumar managed global test engineering teams and was responsible for worldwide product and test engineering for the storage business at Agere Systems, Lucent Technologies and AT&T Bell Labs. Dr. Kumar has a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology in Bombay, a M.S. in Electrical Engineering from the University of Evansville in Indiana and a Ph.D. in Electrical Engineering from Lehigh University. He serves on the Electrical and Computer Engineering Department’s Industry Advisory Council for Southern Illinois University in Carbondale, IL.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the 2020 compensation program for our principal executive officer, principal financial officer and three other most highly compensated executive officers. For 2020, these individuals were:

•	G. Tyson Tuttle, our Chief Executive Officer (our “CEO”).

•	John Hollister, our Senior Vice President and Chief Financial Officer (“CFO”).

•	Brandon Tolany, our Senior Vice President of Worldwide Sales

•	D. Mark Thompson, our Senior Vice President and General Manager, Infrastructure and Automotive

•	R. Matthew Johnson, our Senior Vice President and General Manager, IoT

We refer to these executive officers collectively in this Proxy Statement as the “Named Executive Officers” or “NEOs.”

Here, we describe the material elements of our compensation program for the Named Executive Officers during 2020 as administered by the Compensation Committee. This analysis also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, for our Named Executive Officers. Finally, we explain how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2020 and discuss the key factors that the Compensation Committee considered in determining their compensation.

2020 Business Results

Despite a tumultuous year, Silicon Labs produced record 2020 revenue while increasing the Company’s ability to support customers, develop products, and collaborate internally. Total revenue increased 5.9 percent from 2019 to $887 million, with growth in IoT and Infrastructure and Automotive. Our execution has put us in an even stronger position as we enter a period of accelerating growth in 2021.

The Company saw record design win activity in 2020, which increased ten percent year-on-year in expected lifetime revenue, providing validation of Silicon Labs’ strategy in markets such as smart home, industrial automation, smart retail, data center, solar energy, and electric vehicles.

Silicon Labs had GAAP gross margins of 59.5% in 2020, down from 60.9% in 2019, reflecting increasing ramps in wireless product mix and supply chain cost increases experienced in second half of the year. GAAP operating income and net income for the year declined from 2019 due to lower gross margin combined with an 8% year-on-year increase in operating expenses. Interest income decreased as a result of lower short-term interest rates, with interest expense higher year-on-year due to the refinancing of our convertible notes. Headcount grew approximately 19% from 2019 due to a mix of organic hiring and the acquisition of Redpine Signals’ at-scale design center in Hyderabad, India.

Silicon Labs’ cash flow from operations has been positive nearly every quarter since it went public in 2000. Strong operating cash flow of $136 million enabled Silicon Labs to repurchase $16 million of its shares. The Company ended the year with approximately $730 million in cash, cash equivalents and investments. Silicon Labs is well-positioned to execute on its capital deployment strategy.

2020 Business Highlights

•	Silicon Labs produced record 2020 revenue while increasing the Company’s ability to support customers, develop products, and collaborate internally. The Company also saw record design win

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COMPENSATION DISCUSSION AND ANALYSIS

activity in 2020, which increased ten percent year-on-year in expected lifetime revenue, providing validation of Silicon Labs’ strategy in markets such as smart home, industrial automation, smart retail, data center, solar energy, and electric vehicles.

•

IoT products grew 5% year-on-year. Wireless represents approximately two thirds of total IoT revenue and is an important long-term growth driver. As IoT continues to evolve, wireless protocols including Bluetooth® and Wi-Fi® are ramping while we maintain strong traction in proprietary, 15.4, and Z-Wave. In 2020 Silicon Labs expanded its’ Bluetooth portfolio with new Bluetooth products featuring cutting-edge security, best-in-class-performance with ten-year battery life on a coin cell, mesh networking capability and sub-one-meter direction finding accuracy. Our Bluetooth revenue grew 23% and design win lifetime revenue grew 58% for the year. In April, the company acquired Redpine Signals, a leader in low-power Wi-Fi connectivity solutions. In addition to gaining high-quality connectivity technologies, the Redpine acquisition brought a culturally aligned at-scale design center in Hyderabad, which is one of the most talent-rich locations in India.

•

Infrastructure and Automotive revenue grew 7% year-on-year, with Isolation driving the growth while secular growth in timing offset a delayed 5G ramp. Silicon Labs timing and isolation products are being used in data centers and networking equipment to deliver increased bandwidth around the world. The Company’s isolation products continue to replace traditional optocouplers and outperform competing digital isolators, enabling superior surge performance, greater reliability, higher integration and best-in-class safety for system designs requiring protection from high voltages.

•	Worldwide distribution revenue increased 14% from 2019 and represented 78% of 2020 revenue.

•	Revenue from the Company’s top ten customers was 20%, and no single customer was greater than 10% of total revenue.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our Named Executive Officers. For 2020, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:

•	Base salary increases of 4% were provided to Messrs. Hollister and Johnson, 3% to Messrs. Tuttle and Tolany and 1% to Mr. Thompson.

•

Approved cash incentive bonus targets tied to our 2020 financial performance with such bonuses resulting in payouts to our continuing Named Executive Officers of 85.6% of target for Messrs. Tuttle, Hollister, Tolany, Thompson and Johnson.

•

Approved long-term incentive compensation, in the form of a combination of Restricted Stock Units (“RSUs”) and Market Stock Units (“MSUs”) to align our executives’ incentives with our stockholders, retain key employees, and reward performance.

Significant Corporate Governance Standards

We have endeavored to maintain high standards in our executive compensation and governance practices. The following policies were in effect in 2020:

•	We do not provide excise tax gross-ups in the event of a change in control.

•

We have increased the stock ownership guidelines for our CEO requiring him to hold Silicon Labs equity with a value equal to a multiple of five times his base salary and for our CFO requiring him to hold three times his base salary (following a phase-in period). Other executive officers are required to hold equity with a value of two times their base salary (following a phase-in period).

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COMPENSATION DISCUSSION AND ANALYSIS

•	We have stock ownership requirements for our Board of Directors requiring them to hold Silicon Labs equity with a value equal to three times their annual cash retainer following a phase-in period.

•	We restrict hedging and pledging of the Company’s securities.

•	All employee change in control agreements contain double trigger (rather than single trigger) change in control provisions.

•

We do not provide significant perquisites or other personal benefits to our executive officers. Other than an annual physical examination paid for by the Company, our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time employees.

•	The roles of Chairman of the Board and Chief Executive Officer are separated. Our Board also includes the position of Lead Independent Director.

•	We do not offer retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers, other than the 401(k) plan offered to all salaried full-time employees.

•	The compensation consultant engaged by the Compensation Committee does not provide any other services to the Company.

•

We conduct an annual review of our compensation programs for executive officers and other employees to assess the level of risk associated with those programs and the effectiveness of our policies and practices for monitoring and managing these risks.

•

We have a recoupment (or clawback) policy to provide for recovery of incentive compensation from any executive officer whose fraud or willful misconduct results in a restatement of our financial results.

Compensation Philosophy

Our executive compensation program supports our long-term strategic and operational goals. It is intended to attract, motivate, and retain talented individuals to serve as our executive officers. The Compensation Committee designs the various components of our executive compensation program to be market competitive and support growth and profitability objectives while remaining aligned with our culture.

We hold our executives to high performance standards and our compensation plans for our CEO and other Named Executive Officers are designed to deliver competitive base pay and attractive incentive opportunities if performance is outstanding while delivering significantly lower actual compensation when performance is below our rigorous standards. To this end, a significant portion of target compensation for our executives is designed to be at risk.

Salaries are compared not only to our peer group listed below, but also to data from Radford Technology survey. Our target for salaries, considering data from each source, is market competitive. Our cash incentive plan, discussed below, is based solely on achieving corporate targets. This plan targets above-market awards when the Company is performing and places cash incentives at risk when performance targets are not achieved. See also Annual Cash Incentive Bonus below.

Our equity program includes both time-based RSUs and performance-based MSUs which are intended to maintain high performance standards in our long-term incentive plan. Our MSUs require significant levels of performance measured by our total shareholder return (or “TSR”) relative to the TSRs of a group of benchmark companies consisting of publicly traded companies included in the Philadelphia Semiconductor Index (“XSOX” or “Index”) and our peer group of companies listed under “Compensation Setting Process – Competitive Positions” below.

This approach provides a strong alignment between pay-for-performance, operational results and retention of key executive talent. The design appropriately establishes a clear focus on achieving our financial objectives and TSR. As such, our compensation program provides modest compensation when longer-term performance is below expectations. We believe that this approach optimally aligns the interests of management and our stockholders and results in the greatest emphasis on long-term stockholder value creation. For more information on the design of our equity programs and for awards granted in 2020, see “Long-term Incentives Equity Awards” below.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation-Setting Process

Role of Compensation Committee. The Compensation Committee is responsible for administering our executive compensation program, as well as determining and approving the compensation for our Named Executive Officers. The Compensation Committee regularly reports to our Board of Directors on its deliberations and actions.

The Compensation Committee uses a balanced approach to set the compensation of our executive officers, with each primary direct component of compensation (base salary, annual cash incentive bonus, and long-term incentive compensation) designed to play a specific role in achieving this objective. The Compensation Committee determines the compensation of each executive officer with respect to each compensation component based, in part, on its own analysis of competitive market data and the recommendations of our CEO, both as described below. Additionally, the Compensation Committee periodically reviews whether our compensation policies and practices create any risks reasonably likely to have a material adverse impact on the Company and the steps that have or should be taken to monitor and mitigate such risks.

The Compensation Committee exercises its own judgment in making its compensation decisions and may accept or reject our CEO’s recommendations. In addition, the Compensation Committee receives input from its compensation consultant and meets in executive session (without our CEO present) prior to making its final determinations regarding compensation.

Differences in compensation among our executive officers are the result of the Compensation Committee’s exercise of its judgment, following its review of our CEO’s recommendations, its analysis of competitive market data and its consideration of overall Company performance, competitive pressures, business conditions and the potential financial impact of compensation decisions, including share ownership dilution. Pay recommendations were based on competitive market data from the compensation consultant and a variety of other factors, including level of performance, the vesting and value of outstanding equity awards, each individual’s tenure, prior experience, distinctive value to the Company, variances in job responsibilities relative to similarly titled officers at other companies and the Compensation Committee’s determination of the appropriate mix of compensation elements (including base salary, cash incentives and equity incentives).

In determining the compensation of our CEO, the Compensation Committee consults with the other independent members of our Board of Directors, assesses our CEO’s individual performance and considers competitive market data and the other factors described above.

For our Named Executive Officers, the Committee targets market median for base salaries and targets greater than market total direct compensation when our stringent performance targets are achieved. The factors described above provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.

The Committee also noted that our stockholders approved our executive compensation practices pursuant to the advisory vote at our 2020 annual stockholders meeting and the Committee believes that our compensation practices are at least as favorable to the Company as those that were previously approved.

Role of Management. In carrying out its responsibilities, the Compensation Committee works with members of our management, including our CEO. Typically, our management assists the Compensation Committee by providing information on Company performance and its perspective on compensation matters. Our CEO generally attends Compensation Committee meetings (except with respect to discussions involving his own compensation or other executive sessions of the committee).

Our CEO formulates recommendations regarding our executive officers’ compensation (except for his own compensation) for the Compensation Committee using the factors mentioned above and his performance evaluation. Our CEO does not use a specific formula.

Our CEO conducts this assessment with the assistance of our Chief People Officer. Our CEO then makes formal recommendations to the Compensation Committee, using data from compensation firms Mercer and Radford,

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COMPENSATION DISCUSSION AND ANALYSIS

regarding adjustments to base salary, annual cash incentive bonus opportunities and equity awards for his team. Our CEO also recommends performance measures and related target levels for annual cash incentive bonuses and equity awards for his team.

The Compensation Committee solicits and reviews our CEO’s recommendations and proposals on compensation-related matters. They consider this recommendation, among other factors, as they make compensation decisions for our executive officers.

Role of Compensation Consultant. The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with the administration of our executive compensation programs.

In mid-2020, we initiated and completed a comprehensive RFP process to identify a new Compensation Consultant. The Compensation Committee selected Mercer, Inc., (“Mercer”) a national compensation consulting firm providing executive compensation advisory services. The Compensation Committee completed onboarding Mercer in July 2020.

Prior to July 2020, the Compensation Committee utilized Compensia, Inc., as our executive compensation consulting firm. Compensia served at the discretion of the Compensation Committee. Compensia did not provide any other services to the Company in 2020.

The Compensation Committee retained Mercer to provide competitive market data and analysis regarding material elements of compensation, including base salary, cash incentives and equity incentives. Mercer served at the discretion of the Compensation Committee. Mercer did not provide any other services to the Company in 2020.

With the approval of the Compensation Committee, Mercer provided our CEO and our Chief People Officer with market data regarding compensation for our executive officers so that our CEO’s compensation recommendations to the Compensation Committee are consistent with our compensation philosophy.

Competitive Positioning. The Compensation Committee believes it is in the best interests of our stockholders to ensure that our executive compensation is competitive with that of other companies of similar size and complexity. In late 2019, the Compensation Committee directed our Compensation Consultant to use data gathered from the 2019 Radford High-Technology Executive Compensation Survey and publicly-available information from the following companies to identify and analyze the competitive market for 2020 executive compensation:

Ambarella	MACOM Technology Solutions Holdings, Inc.
Cirrus Logic, Inc.	MaxLinear, Inc.
Cree, Inc.	Mellanox Technologies, Ltd
Cypress Semiconductor Corporation	Monolithic Power Systems, Inc.
Diodes Incorporated	National Instruments Corporation
Inphi Corporation	Power Integrations, Inc.
Knowles Corporation	Qorvo, Inc.
Lattice Semiconductor Corporation	Semtech Corporation
Synaptics Incorporated

Compensation Elements

The primary components of our executive compensation program are base salary, annual cash incentive bonus and equity awards. The Compensation Committee does not use a prescribed formula for allocating compensation between annual and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary. The 2020 base salaries are set forth in the following table:

Named Executive Officer	2019 Base Salary ($)	Percentage Increase	2020 Base Salary ($)

G. Tyson Tuttle	652,174	3%	671,739
John Hollister	393,000	4%	408,720
Brandon Tolany	390,000	3%	401,720
D. Mark Thompson	386,400	1%	390,264
R. Matthew Johnson	375,000	4%	390,000

Annual Cash Incentive Bonus. Each year, the Compensation Committee adopts a bonus plan (the “Bonus Plan”) to reward exceptional performance and align the financial incentives of our Named Executive Officers with our short-term operating plan and long-term strategic objectives and the interests of our stockholders. The Compensation Committee approves the design, structure, and performance objectives, as well as each objective’s relative weighting, under the Bonus Plan. The Compensation Committee designs the Bonus Plan to pay each Named Executive Officer up to 150% of his target annual cash incentive bonus opportunity for outstanding performance. Consistent with our “pay-for-performance” philosophy, however, no payment is guaranteed if an executive officer fails to meet the minimum established performance objectives for his award opportunity under the Bonus Plan.

Typically, the Compensation Committee establishes one or more corporate financial metrics tied to our annual operating plan as the principal measures for determining each executive officer’s annual cash incentive bonus. For 2020, consistent with our business strategy, the Compensation Committee established adjusted revenue and adjusted non-GAAP operating income as a percentage of adjusted revenue as the principal corporate financial metrics. For this purpose, “adjusted revenue” and “adjusted non-GAAP operating income” mean revenue and operating income as determined under generally accepted accounting principles modified for stock compensation expense, intangible asset amortization, acquisition-related items and restructuring charges. These adjusted measures more clearly highlight the results of core ongoing operations. For purposes of cash incentive bonuses, the Compensation Committee reserves the authority to determine whether to exclude any item when making adjustments from the corresponding GAAP metric.

To reflect their functional roles and responsibilities, the Compensation Committee established corporate financial metrics as set forth in the table below for the purpose of determining the annual cash incentive bonuses for the Named Executive Officers. With respect to adjusted revenue and adjusted non-GAAP operating income, the percentage payout was determined using a sliding scale based on actual performance, with no minimum payout and a maximum payout of 150% of the executive’s target annual cash incentive bonus opportunity for above-target performance. The plan allowed for 100% payout at 100% of plan target. For the adjusted revenue component, there was a decreasing scale to 10% at 90% of plan target, no payment below 90% of target and a maximum payout of 150% at 110% of target. For the adjusted non-GAAP operating income components, there was a decreasing scale to 10% at 80% of plan target, no payment below 80% of target and a maximum payout of 150% at 120% of target.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2020, the target annual cash incentive bonus opportunities and the relative weighting of the corporate financial metrics in their capacities as Named Executive Officers were as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity (as a Percentage of Base Salary) (%)	Performance Metrics	Weighting %
G. Tyson Tuttle	130%	Adjusted Revenue	50%
		Adjusted Non-GAAP Operating Income %	50%
John Hollister	100%	Adjusted Revenue	50%
		Adjusted Non-GAAP Operating Income %	50%
Brandon Tolany	100%	Adjusted Revenue	50%
		Adjusted Non-GAAP Operating Income %	50%
D. Mark Thompson	80%	Adjusted Revenue	50%
		Adjusted Non-GAAP Operating Income %	50%
R. Matthew Johnson	80%	Adjusted Revenue	50%
		Adjusted Non-GAAP Operating Income %	50%

Award Decisions and Analysis. To ensure a direct correlation between our annual performance and our actual business results, the Compensation Committee makes annual payments to all of our Named Executive Officers under the Bonus Plan to the extent that we have achieved our pre-established corporate financial metrics. Our Board of Directors and the Compensation Committee may exercise discretion either to make payments absent attainment of the relevant performance metric target levels or to reduce or increase the size of any award payment. Neither the Board of Directors nor the Compensation Committee exercised such discretion in 2020.

Each of our Named Executive Officers’ bonus payments were directly tied to the achievement of our corporate financial metrics. Their cash incentive bonuses were based solely on Company financial targets with 50% of the incentive based on adjusted revenue and 50% based on non-GAAP adjusted operating income. The adjusted revenue component of each Named Executive Officer’s bonus paid out at 89.9% of component target and the adjusted non-GAAP operating income component paid out at 81.3% of component target. This resulted in a total payout of 85.6% of target bonus for the year for each Named Executive Officer.

Appendix I provides a reconciliation of GAAP and non-GAAP executive compensation financial measures and shows the corporate financial metric targets and actual performance against those targets for 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

The resulting payments to the Named Executive Officers were as follows:

Named Executive Officer	Target Bonus as a Percent of Base Salary (%)	Actual Bonus as a Percent of Base Salary (%)

G. Tyson Tuttle	130%	111.3%

John Hollister	100%	85.6%

Brandon Tolany	100%	85.6%

D. Mark Thompson	80%	68.5%

R. Matthew Johnson	80%	68.5%

The cash incentive bonuses paid to the Named Executive Officers during 2020 are set forth in the Summary Compensation Table below under the heading “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Equity Awards. The Compensation Committee uses long-term incentive compensation, typically in the form of equity awards, to retain our Named Executive Officers, to align their interests with the interests of our stockholders and to provide incentives that we believe encourage behaviors that will maximize stockholder value. For 2020, the Compensation Committee approved the use of a mix of MSUs and RSUs.

MSU Awards in 2019 and 2020.

In 2019 and 2020, we awarded MSUs that compare our TSR against the TSRs of a group of benchmark companies that included the publicly traded companies in the XSOX and our named peer group of companies for the applicable year in which the MSU was granted. For each of these MSU awards, a payment equal to the target number of units may be earned if our relative TSR percentile rank over a performance measurement period of three years equals or exceeds the 50th percentile. The Company’s relative TSR percentile rank is determined by ranking the group of benchmark companies (including the Company) from the highest to the lowest according to their respective TSR for the performance period, then calculating the TSR percentile ranking of the Company relative to other companies in the group of benchmark companies. If our relative TSR percentile rank is less than 25th percentile, no payout is earned. If our relative TSR percentile rank, is greater than 25th percentile, award payments may range from 50% up to 200% of target scaled to the relative TSR percentile rank, as shown in MSU Scale A.

With the shift to relative TSR percentile rank in 2019, we moved to a single three-year measurement period.

MSU Scale A

SLAB TSR% minus Index TSR%	Payout % of Target MSUs	Comment

100+	200.0%	To earn the maximum award, SLAB Relative TSR Percentile must be 100%

90	180%

80	160%

70	140%

60	120%

50	100%	If SLAB Relative TSR Percentile is 50%, MSUs are earned at 100% of Target

40	80%

30	60%

25	50%

Less than 25	0%	If SLAB Relative TSR Percentile is less than 25%, no MSUs are earned

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COMPENSATION DISCUSSION AND ANALYSIS

MSU Awards in 2018.

For MSU awards granted in 2018, a payment equal to the target number of units can be earned if our TSR is equal to the results of the XSOX. Payment is scaled positively by 2 to 1 if our TSR exceeds the XSOX, and negatively by 3 to 1 when our TSR is lower than the XSOX, as shown in MSU Scale B.

MSU Scale B

SLAB TSR% minus Index TSR%	Payout % of Target MSUs	Comment

50+	200.0%	To earn the maximum award, SLAB TSR must exceed Index TSR by 50 points

30	160%

20	140%

60	120%

0	100%	If SLAB TSR matches the Index TSR, MSUs are earned at 100% of Target

-20	40%

-30	10%

-33.34 or worse	0.0%	If SLAB TSR is more than 33.34 points below the Index TSR no MSUs are earned

In order to further promote sustained performance and to support multi-year retention, our 2018 awards provide an opportunity for our executives to “bank” up to one-third of their target award based on relative TSR performance after one-and two-years. The remaining one-third of the target award opportunity and all potential upside opportunity remains reserved for the three-year measurement period. All shares earned or banked are settled at the end of the three-year period to maximize the retentive value of the 2018 awards. For achievement of target with respect to 2018 awards, our TSR must equal that of the XSOX in the applicable performance period.

RSU Awards. The RSUs awarded in 2020 provide a retention incentive and align the interests of our executive officers with those of our stockholders. These RSUs generally vest in three annual installments on each anniversary of the date of grant.

The Named Executive Officers were granted the following MSU and RSU awards during 2020:

			RSU Awards
Named Executive Officer	Performance Awards Nominal Number of Shares (#)	Grant Date Fair Value ($)	Number of Shares (#)	Grant Date Fair Value ($)

G. Tyson Tuttle	23,182	2,359,232	23,182	2,415,564

John Hollister	8,471	862,094	8,471	882,678

Brandon Tolany	6,687	680,536	6,687	696,785

D. Mark Thompson	6,687	680,536	6,687	696,785

R. Matthew Johnson	8,471	862,094	8,471	882,678

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COMPENSATION DISCUSSION AND ANALYSIS

Actual Performance of Plan-Based Awards. The following table contains information concerning MSU award performance in fiscal year 2020. For shares earned and unearned, see table Outstanding Equity Awards at Fiscal 2020 Year-End.

Performance – MSU Grants awarded to NEOs from FY18 to FY20

					TSR During Performance Period
Year of Grant	Performance Period	Status	Target TSR	SLAB	XSOX	Payment%

FY 18	1-Year	Complete	Index	-7.55%	-1.96	83.23

FY 18	2-Year	Complete	Index	21.67%	39.29	47.15

FY 18	3-Year	Complete	Index	25.72%	113.34	0.00

Year of Grant	Performance Period	Status	Target Relative TSR	SLAB TSR	Relative TSR Percentile	Payment%

FY 19	3-Year	In Progress	Benchmark Companies	53.2%	6th	0.0%

FY 20	3-Year	In Progress	Benchmark Companies	10.9%	13th	0.0%

CEO Pay Ratio

The CEO Pay Ratio analysis is a required disclosure enacted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

A reasonable estimate was prepared of our CEO’s annual total compensation for fiscal year 2020 to our median employee for the same period. The 2020 calculation of all employees’ compensation was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” with some adjustments necessary to report all amounts in US currency.

Pay elements included in the annual total compensation for our median employee may include all or some of the following:

•	Base salary including 13th month payments

•	Bonus, including quarterly profit sharing, annual MBO, recruiting referral bonuses, and ad-hoc bonuses earned via outstanding performance or for international travel

•	Sales commissions

•	Benefits, as provided to eligible roles in certain markets such as Company-paid life insurance premiums, car allowances or reimbursement for Company-paid executive physicals

•	Long term incentives including RSUs and Restricted Cash Awards (“RCAs”) as provided to eligible roles in certain markets.

Our calculations were prepared based on our median employee as of December 31, 2020.

We determined the compensation of our median employee by calculating the total annual compensation using the applicable components above.

The total annual compensation for our CEO as represented in the Summary Compensation Table was $6,204,724 and our Year 1 median employee was $131,490. The resulting ratio is 47.2 to 1.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Arrangements Upon Termination of Employment or a Change in Control

The equity awards granted to our Named Executive Officers under the Company’s 2009 Stock Incentive Plan, as amended and restated on April 20, 2017, and Change in Control Agreements approved by the Board to provide for accelerated vesting of any unvested shares in the event that (i) such equity awards are not assumed or replaced by the acquiring entity in connection with a change in control of the Company or (ii) the Named Executive Officer is demoted, relocated, or terminated other than for misconduct within the period beginning upon the earlier of our execution of a definitive agreement that results in a change in control or 90 days prior to a change in control and ending 18 months following the change in control transaction. In addition, the Change in Control Agreements provide certain specified severance benefits to the Named Executive Officers. The terms and conditions of these change in control provisions are provided at a level that the Compensation Committee believes to be comparable to those of companies of similar size in our industry sector. Detailed information concerning the Change in Control Agreements and the treatment of equity awards under the Company’s 2009 Stock Incentive Plan in the event of a change in control, including the events that trigger benefits and the severance benefits provided upon the occurrence of such events, is discussed below under the heading “Potential Payments Upon Termination or Change in Control.” We have provided for this treatment based on our belief that such treatment ensures that the executive officers remain focused on their responsibilities in the event of a potential transaction that will result in a significant benefit to our stockholders.

Welfare, Retirement, and Other Benefits

Welfare Benefits. The Company maintains an array of benefit programs to meet the health care and welfare needs of our employees including medical and prescription drug coverage, dental and vision programs, medical and dependent care flexible spending accounts, short-term disability insurance, long-term disability insurance, accidental death and dismemberment insurance, and group life insurance, as well as customary vacation, paid holiday, leave of absence and other similar policies. Our executive officers, including the Named Executive Officers, participate in these benefit programs on the same general terms as all of our salaried employees.

Retirement Benefits. The Company has established a tax-qualified Section 401(k) retirement savings plan for our employees. Our executive officers, including the Named Executive Officers, are eligible to participate in this plan on the same general terms available to all of our full-time employees. Currently, plan participants are provided with matching contributions that are subject to time-based vesting conditions. It is intended that this plan qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Our executive officers, including the Named Executive Officers, do not receive any retirement benefits beyond those generally available to our full-time employees.

Perquisites and Other Personal Benefits. In addition to the general welfare benefits described above, the Compensation Committee has determined that we provide our executive officers, including the Named Executive Officers, with an annual physical examination beyond the benefit provided under our standard health care plans.

The Compensation Committee does not view perquisites or other personal benefits as a significant component of our executive compensation program and, except as described in the preceding paragraph, did not provide any perquisites or other personal benefits to our executive officers during 2020.

Income Tax and Accounting Considerations

Deductibility of Executive Compensation.

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017 (the TCJA), effective for taxable years beginning on or after January 1, 2018, generally disallows a deduction for federal income tax purposes to any publicly traded corporation of remuneration in excess of $1 million paid in any taxable

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COMPENSATION DISCUSSION AND ANALYSIS

year to its covered employees, consisting of the principal executive officer, principal financial officer and the three other most highly-compensated executive officers for the taxable year. Further, any executive officer who was a covered employee for any taxable year beginning after December 31, 2016 will continue to be treated as a covered employee in all future years. Prior to the amendment, qualifying “performance-based compensation” was not subject to the deduction limitation if specified requirements were met. Under the TCJA, the performance-based compensation exception has been repealed. The prior Section 162(m) provisions will, however, continue to apply to remuneration paid pursuant to binding written contracts in effect on November 2, 2017 and that are not materially modified after that date.

The Compensation Committee believes that its primary responsibility is to provide a compensation program to meet our stated business objectives, and accordingly the Company reserves the right to pay compensation that is not tax-deductible if it determines that such a payment is in the best interests of the Company and our stockholders.

Accounting Treatment of Executive Compensation. The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) in accounting for our stock-based awards. ASC Topic 718 requires companies to measure the compensation cost for all stock-based options and awards to employees (including our executive officers) and directors based on the “fair value” on the date of grant. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the fair value of their stock-based options and awards in their income statements over the period that an executive officer is required to render service in exchange for his or her grant.

Compensation Committee Report on Executive Compensation

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis within the Executive Compensation section of this Proxy Statement with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align Silicon Labs’ performance and the interests of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term. Accordingly, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included as part of this Proxy filing.

Submitted by the Compensation Committee of the Board of Directors:

Gregg Lowe (Chairman)

Nina Richardson

Sumit Sadana

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COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation

The following table provides compensation information for our Named Executive Officers for fiscal 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

G. Tyson Tuttle President, Chief Executive Officer and Director	2020	671,739	—	4,774,796	—	747,424	10,765	6,204,724
	2019	652,174	—	4,792,724	—	527,899	6,698	5,979,495
	2018	648,147	—	4,730,774	—	692,764	6,194	6,077,880

John Hollister Senior Vice President and Chief Financial Officer	2020	408,720	—	1,744,772	—	349,823	10,592	2,513,907
	2019	393,000	—	1,917,158	—	244,701	6,698	2,561,557
	2018	389,769	—	1,761,489	—	321,123	9,028	2,481,409

Brandon Tolany Senior Vice President of Worldwide Sales	2020	401,700	—	1,377,321	—	343,815	6,699	2,129,535
	2019	390,000	—	1,513,483	—	318,582	11,117	2,233,182
	2018	387,692	—	1,509,819	—	429,381	6,194	2,333,086

D. Mark Thompson Senior Vice President and General Manager, Infrastructure and Automotive	2020	390,264	—	1,377,321	—	267,222	6,699	2,041,506
	2019	386,400	—	1,311,731	—	241,987	10,165	1,950,283

R. Matthew Johnson Senior Vice President and General Manager, IoT	2020	390,000	—	1,744,772	—	267,041	6,699	2,408,512
	2019	375,000	—	1,311,731	—	240,848	11,587	1,939,166

(1)

Amounts shown do not reflect compensation actually received by the Named Executive Officer but represent the grant date fair value as determined pursuant to ASC Topic 718 (disregarding any estimate of forfeitures). The assumptions underlying the calculation under ASC Topic 718 are discussed under Note 15, Stock-Based Compensation, in our Form 10-K for the fiscal year ended January 2, 2021.

(2)

Represents amounts earned under the 2020 Bonus Plan for services rendered in fiscal 2020, 2019 Bonus Plan for services rendered in fiscal 2019 and the 2018 Bonus Plan for services rendered in fiscal 2018.

(3)

Consists of Company-paid life insurance premiums, gross-up related to long term disability premiums, international travel bonuses, executive physicals, employer matching contributions into the Company’s 401(k) Plan, and an Eat Local bonus, a company sponsored COVID-19 community initiative, unless noted otherwise.

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COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table contains information concerning all equity and non-equity plan-based awards granted during fiscal 2020 to our Named Executive Officers. All equity plan-based awards were granted under our 2009 Stock Incentive Plan, as amended and restated on April 20, 2017, and all non-equity plan-based awards were granted under our 2020 Bonus Plan.

Grants of Plan-based Awards Table for Fiscal 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (#)
Names	Grant Date	Thres- hold	Target	Maximum	Thres- hold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

G. Tyson Tuttle	2/15/2020	—	873,261	1,309,891	—	—	—	—	—	—	—

	2/15/2020	—	—	—	11,591	23,182	46,364	—	—	—	2,359,232

	2/15/2020	—	—	—	—	—	—	23,182	—	—	2,415,564

John Hollister	2/15/2020	—	408,720	613,080	—	—	—	—	—	—	—

	2/15/2020	—	—	—	4,236	8,471	16,942	—	—	—	862,094

	2/15/2020	—	—	—	—	—	—	8,471	—	—	882,678

Brandon Tolany	2/15/2020	—	401,700	602,550	—	—	—	—	—	—	—

	2/15/2020	—	—	—	3,344	6,687	13,374	—	—	—	680,536

	2/15/2020	—	—	—	—	—	—	6.687	—	—	696,785

D. Mark Thompson	2/15/2020	—	312,211	468,317	—	—	—	—	—	—	—

	2/15/2020	—	—	—	3,344	6,687	13,374	—	—	—	680,536

	2/15/2020	—	—	—	—	—	—	6.687	—	—	696,785

R. Matthew Johnson	2/15/2020	—	312.000	468,000	—	—	—	—	—	—	—

	2/15/2020	—	—	—	4,236	8,471	16,942	—	—	—	862,094

	2/15/2020	—	—	—	—	—	—	8,471	—	—	882,678

(1)

Amounts shown represent amounts that were available under the 2020 Bonus Plan. Actual bonuses received under the 2020 Bonus Plan by the executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents MSUs.
(3)	Represents RSUs.
(4)

Includes grant date fair value of equity awards. A discussion of the assumptions underlying the calculation under ASC Topic 718 is found under Note 15, Stock-Based Compensation in our Form 10-K for the fiscal year ended January 2, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table shows all holdings of unexercised stock options and unvested RSU and MSU awards for each of our Named Executive Officers as of January 2, 2021.

Outstanding Equity Awards at Fiscal 2020 Year-End Table

		Option Awards					Stock Awards

										Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable		Unexercisable

G. Tyson Tuttle	2/15/2016	100,000	(1)	—	37.88	2/15/2026	—		—	—		—

	2/15/2018	—		—	—	—	8,268	(2)	1,052,847	—		—

	2/15/2018	—		—	—	—	—		—	12,402	(3)	1,579,271

	2/15/2018	—		—	—	—	—		—	6,450	(4)	821,343

	2/22/2019	—		—	—	—	18,593	(5)	2,367,633	—		—

	2/22/2019	—		—	—	—			—	27,889	(6)	3,551,385

	2/15/2020	—		—	—	—	23,182	(7)	2,951,996	—		—

	2/15/2020	—		—	—	—	—		—	23,182	(8)	2,951,996
John Hollister	2/15/2018	—		—	—	—	3,079	(2)	392,080	—		—

	2/15/2018	—		—	—	—	—		—	4,618	(3)	588,056

	2/15/2018	—		—	—	—	—		—	2,402	(4)	305,871

	2/22/2019	—		—	—	—	7,438	(5)	947,155	—		—

	2/22/2019	—		—	—	—	—		—	11,156	(6)	1,420,605

	2/15/2020	—		—	—	—	8,471	(7)	1,078,697	—		—

	2/15/2020	—		—	—	—	—		—	8,471	(8)	1,078,697
Brandon Tolany	1/28/2016	27,370	(9)		43.82	1/28/2026	—		—	—		—

	2/15/2018	—		—	—	—	2,639	(2)	336,050	—		—

	2/15/2018	—		—	—	—	—		—	3,958	(3)	504,012

	2/15/2018	—		—	—	—	—		—	2,059	(4)	262,193

	2/22/2019	—		—	—	—	5,872	(5)	747,740	—		—

	2/22/2019	—		—	—	—	—		—	8,807	(6)	1,121,483

	2/15/2020	—		—	—	—	6,687	(7)	851,523	—		—

	2/15/2020	—		—	—	—	—		—	6,687	(8)	851,523
D. Mark Thompson	2/15/2018	—		—	—	—	2,111	(2)	268,815	—		—

	2/15/2018	—		—	—	—	—		—	3,167	(3)	403,286

	2/15/2018	—		—	—	—	—		—	1,647	(4)	209,729

	2/22/2019	—		—	—	—	5,089	(5)	648,033	—		—

	2/22/2019	—		—	—	—	—		—	7,633	(6)	971,986

	2/15/2020	—		—	—	—	6,687	(7)	851,523	—		—

	2/15/2020	—		—	—	—	—		—	6,687	(8)	851,523

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COMPENSATION DISCUSSION AND ANALYSIS

		Option Awards				Stock Awards

									Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
R. Matthew Johnson	8/15/2018	—	—	—	—	7,962	(10)	1,013,881	—		—

	2/22/2019	—	—	—	—	5,089	(5)	648,033	—		—

	2/22/2019	—	—	—	—	—		—	7,633	(6)	971,986

	2/15/2020	—	—	—	—	8,471	(7)	1,078,697	—		—

	2/15/2020	—	—	—	—	—		—	8,471	(8)	1,078,697

(1)	Represents 100,000 Non-qualified stock options granted on February 15, 2016, the options associated with this grant were fully vested as of February 15, 2020.
(2)	Assuming continued service, the Vesting Date is February 15, 2021.
(3)

Represents MSUs granted on February 15, 2018 and vesting on January 31, 2021. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(4)	Represents earned PSUs vesting on February 15, 2021.
(5)	Assuming continued service, the RSUs shall vest one-half on each of February 15, 2021 and February 15, 2022, respectively.
(6)

Represents MSUs granted on February 22, 2019 and vesting on January 31, 2022. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(7)	Assuming continued service, the RSUs shall vest one-third on each of February 15, 2021 and February 15, 2022 and February 15, 2023, respectively.
(8)

Represents MSUs granted on February 15, 2020 and vesting on January 31, 2023. The final number of shares of common stock to be earned and settled will be subject to the terms of applicable award agreements.

(9)	Represents 27,370 Non-qualified stock options outstanding of the 72,940 options granted on January 28, 2016, the options associated with this grant were fully vested as of January 28, 2020.
(10)	Assuming continued service, the Vesting Date is August 15, 2021.

Option Exercises and Stock Vested Table

The following table shows gains realized from the exercise of stock options and shares acquired upon the vesting of stock awards with respect to our Named Executive Officers during fiscal 2020.

Option Exercises and Stock Vested Table During Fiscal 2020

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

G. Tyson Tuttle	—	—	59,101	6,075,343

John Hollister	—	—	26,641	2,746,668

Brandon Tolany	9,100	557,852	29,249	3,022,522

D. Mark Thompson	—	—	16,600	1,710,134

R. Matthew Johnson	—	—	10,505	1,056,055

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COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments Upon Termination or Change in Control

Consistent with practices within our industry, we also provide certain post-employment termination benefits. We have implemented these programs in order to ensure we are able to continue to attract and retain top talent as well as ensure that during the uncertainty associated with a potential change in control or succession plan, the executives remain focused on their responsibilities and ensure a maximum return for our stockholders.

Change in Control Agreements. We have entered into Change in Control Agreements with Messrs. Tuttle, Hollister, Tolany, Johnson and Thompson. Our CEO Change in Control Agreement provides for the following potential payments and benefits upon a Change in Control Termination (as defined in such agreement): (a) 200% of annual base salary, (b) 200% of target variable compensation for a full fiscal year, (c) stock options, restricted stock, and restricted stock units shall become fully vested, (d) market stock units and performance stock units shall be vested at the greater of 100% of the target value or the actual earned value and (e) a lump sum equal to the pre-tax cost of 24 months of continued COBRA coverage after the deduction for tax withholding. Each of the remaining NEO Change in Control Agreements provides for the following potential payments and benefits upon a Change in Control Termination (as defined in such agreement): (a) 100% of annual base salary, (b) 100% of target variable compensation for a full fiscal year, (c) stock options, restricted stock, and restricted stock units shall become fully vested, (d) market stock units and performance stock units shall be vested at the greater of 100% of the target value or the actual value earned and (e) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage after the deduction for tax withholding. Change in Control Termination occurs if the executive officer is demoted, relocated, or terminated other than for misconduct within the period beginning upon the earlier of our execution of a definitive agreement that results in a change in control or 90 days prior to a change in control and ending 18 months following the change in control transaction.

Equity Compensation. At our 2009 annual stockholders’ meeting, our stockholders approved the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2009 Plan became effective immediately. On April 15, 2014, our stockholders approved amendments of the 2009 Plan. The amendments updated the 2009 Plan to comply with changes in local laws, authorized additional shares of common stock for future issuance, improved the Company’s corporate governance and implement other best practices. The 2009 Plan was subsequently amended and restated on April 20, 2017 upon approval by our stockholders, in order to authorize additional shares of common stock for future issuance under the 2009 Plan, to establish limits on the value of awards that may be granted to our non-employee directors in any calendar year, to comply with changes in applicable law and to make certain other administrative changes. The 2009 Plan governs the equity awards granted to our Named Executive Officers and other participants.

The Plan includes the following general change in control provisions, which may result in the accelerated vesting of outstanding stock options and stock awards:

•

Automatic Acceleration of Awards if not Assumed: In the event that we experience a change in control, the vesting of outstanding equity awards will automatically fully accelerate and any transfer restrictions or repurchase rights will lapse, unless the awards are assumed or replaced by the successor company or otherwise continued in effect.

•

Discretionary Acceleration of Awards: Our Compensation Committee, as plan administrator of the Plans, has the authority to accelerate the vesting of all outstanding equity awards at any time, including in the event of a change in control of the Company, by means of a “hostile take-over” or otherwise, whether or not those awards are assumed or replaced or otherwise continued in effect.

•

Acceleration Upon Termination After a Change in Control: During a change in control, our Compensation Committee may provide for the acceleration of vesting if a participant (including a Named Executive Officer) is involuntarily terminated within a period of 18 months following a change in control. Pursuant to this authority, the terms of the stock options and stock awards granted to the Named Executive Officers and other participants under the Plans provide for such acceleration in vesting in the event of involuntary termination within 18 months following a change in control. Involuntary Termination includes termination by the successor company for reasons other than misconduct or resignation by the individual following a material reduction in duties, a material reduction in compensation, or involuntary relocation.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table depicts potential compensation arrangements with our NEOs as a result of a change in control that subsequently results in involuntary termination. Such termination is assumed to occur on January 2, 2021, the last business day of our fiscal 2020.

Name	Severance Payment ($)	Target Bonus Payment ($)	Intrinsic Value of Accelerated Equity(1) ($)	COBRA Payment ($)	Total ($)

G. Tyson Tuttle	1,343,478	1,746,522	24,222,470	84,652	27,397,122

John Hollister	408,720	408,720	5,811,161	42,443	6,671,044

Brandon Tolany	401,700	401,700	6,960,466	34,338	7,798,204

D. Mark Thompson	390,264	312,211	4,204,894	42,443	4,949,812

R. Matthew Johnson	390,000	312,000	4,791,295	30,504	5,523,799

(1)

Value is based upon the closing selling price per share of our common stock on the NASDAQ Global Select Market on the last trading day of fiscal 2020, which was $127.34, less (if applicable) the option exercise price payable per share.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee currently serves as one of our officers or employees.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

As of February 15, 2021, there were 127,370 options outstanding under the 2009 Plan, with a weighted average exercise price of $39.16, and a weighted average remaining term of 4.99 years. In addition, 921,392 full value awards were unvested and outstanding under the 2009 Plan as of February 15, 2021.

The following table provides information on the Company’s shares of common stock as of January 2, 2021 that may be issued under existing equity compensation plans.

Equity Compensation Plan Information

	A		B		C

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)

Equity Compensation Plans Approved by Stockholders(1)	1,466,332	(2)	39.16	(3)	1,822,830	(4)

Equity Compensation Plans Not Approved by Stockholders	—		—		—

Total	1,466,332		39.16		1,822,830

(1)	Consists of our 2009 Stock Incentive Plan and our 2009 Employee Stock Purchase Plan.
(2)

Includes 1,338,962 shares of common stock subject to full value awards that vest over the holders’ period of continued service and 127,370 shares of common stock issuable upon the exercise of stock options with a weighted average remaining term of 5.11 years. Excludes purchase rights accruing under our 2009 Employee Stock Purchase Plan. Under the 2009 Employee Stock Purchase Plan, each eligible employee may contribute up to 15% of his or her base salary to purchase shares of our common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee’s entry date into the offering period in which that semi-annual purchase date occurs and (ii) the closing selling price per share on the semi-annual purchase date.

(3)

Calculated without taking into account 1,338,962 shares of common stock subject to outstanding full value awards that will become issuable as those awards vest without any cash consideration for such shares, and excludes shares under the Employee Stock Purchase Plan

(4)

Consists of shares available for future issuance under our 2009 Stock Incentive Plan and our 2009 Employee Stock Purchase Plan. As of February 15, 2021, an aggregate of 1,228,550 shares of our common stock were available for issuance in connection with future awards under our 2009 Stock Incentive Plan and 600,339 shares of our common stock were available for issuance under our 2009 Employee Stock Purchase Plan.

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NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

Delinquent Section 16(a) Reports

The members of our Board of Directors, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their fiscal 2020 transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except for one Form 4 filed late with respect to an exempt transaction for each of Messrs Kumar, Thompson, Tolany and Tuttle, and two Forms 4 filed late with respect to exempt transactions for Mr. Hollister.

Annual Report

A copy of the Annual Report for fiscal 2020 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

We filed an Annual Report on Form 10-K with the SEC on February 3, 2021. Stockholders may obtain a copy of our Annual Report, without charge, by writing to our Corporate Secretary at our principal executive offices located at 400 West Cesar Chavez, Austin, Texas 78701.

THE BOARD OF DIRECTORS OF SILICON LABORATORIES INC.

Dated: March 10, 2021

A MORE CONNECTED WORLD IS HERE.	62

Appendix I: Reconciliation of GAAP to Non-GAAP Executive Compensation Financial Measures

The non-GAAP financial measurements provided herein do not replace the presentation of Silicon Labs’ GAAP financial results. These non-GAAP measurements merely provide supplemental information to assist investors in analyzing Silicon Labs’ financial position and results of operations in connection with executive compensation; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies or non-GAAP measures used in other contexts by Silicon Labs. We are providing this information because it may enable investors to perform meaningful comparisons of operating results, and more clearly highlight the results of core ongoing operations in connection with executive compensation.

Unaudited Reconciliation of GAAP to Non-GAAP Executive Compensation Financial Measures (In thousands)

Non-GAAP Income Statement Items	Year Ended January 2, 2021
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Restructuring Charges	Non-GAAP Measure	Non-GAAP Percent of Revenue	Target Measure	Target Percent of Revenue

Revenues	$886,677	—	—	—	—	—	—	—	$905,000	—

Operating Income	$38,300	4.3%	$60,091	$44,733	$6,061	$4,268	$153,453	17.3%	$169,154	18.7%

A MORE CONNECTED WORLD IS HERE.	63

SILICON LABS

The leading provider of silicon, software and solutions for a smarter, more connected world.

ANNUAL MEETING OF SILICON LABORATORIES INC.

Date:	Thursday, April 22, 2021
Time:	9:00 A.M. (Central Daylight Time)
Place:	Annual Meeting to be held live via the Internet – please visit www.proxydocs.com/SLAB for more details and to register for the Virtual Meeting at least two days prior to the meeting date.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends a vote FOR the election of the director nominees in proposal 1 and FOR proposal 2, 3, 4 and 5.

1: Election of Class II Directors	For		Withhold	Board of Directors Recommends i
01 G. Tyson Tuttle	☐		☐	For
02 Sumit Sadana	☐		☐	For
03 Gregg Lowe	☐		☐	For

	For	Against	Abstain

2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022.	☐	☐	☐	For

3: To vote on an advisory (non-binding) resolution to approve executive compensation.	☐	☐	☐	For

4: To approve amendments to the 2009 Stock Incentive Plan.	☐	☐	☐	For

5: To approve amendments to the 2009 Employee Stock Purchase Plan.	☐	☐	☐	For

NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

To Attend the Annual Meeting of Silicon Laboratories Inc., please visit www.proxydocs.com/SLAB to register for the Virtual Meeting at least two days prior to the meeting date.

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Silicon Laboratories Inc.

to be held on Thursday, April 22, 2021

for Stockholders as of February 26, 2021

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/SLAB		866-834-5878
• Cast your vote online. • View meeting documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Silicon Laboratories Inc. (“Silicon Laboratories”) and the Proxy Statement and hereby appoints Navdeep S. Sooch and G. Tyson Tuttle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all of the shares of Silicon Laboratories that the undersigned is entitled to vote at the Annual Meeting to be held Virtually at 9:00 AM, CDT on April 22, 2021, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2, 3, 4 and 5.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxydocs.com/SLAB.

PROXY TABULATOR FOR SILICON LABORATORIES INC. P.O. BOX 8016 CARY, NC 27512-9903

Revocable Proxy — Silicon Laboratories Inc.

Annual Meeting of Stockholders

April 22, 2021 9:00 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Silicon Laboratories Inc. (“Silicon Laboratories”) and the Proxy Statement and hereby appoints Navdeep S. Sooch and G. Tyson Tuttle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all of the shares of Silicon Laboratories that the undersigned is entitled to vote at the Annual Meeting to be held Virtually at 9:00 AM, CDT on April 22, 2021, and any adjournment or postponement thereof. To attend the Annual Meeting of Silicon Laboratories Inc., please visit www.proxydocs.com/SLAB to register for the Virtual Meeting.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposal 2, 3, 4 and 5.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)